UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Silvergate Capital Corporation
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

4250 Executive Square, Suite 300
La Jolla, California 92037
April ___, 2022
Dear Fellow Stockholder:
On behalf of the Board of Directors and management of Silvergate Capital Corporation (the “Company”), you are cordially invited to attend the Annual Meeting of Stockholders of the Company (“Annual Meeting”). The Annual Meeting will be held online at www.virtualshareholdermeeting.com/SI2022, on Friday, June 10, 2022, at 8:00 A.M., Pacific Time.
The attached Notice of the Annual Meeting (“Notice”) and Proxy Statement describe in greater detail all of the formal business that will be transacted at the Annual Meeting. There will not be a physical meeting at the Company’s headquarters office. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting: www.virtualshareholdermeeting.com/SI2022. Directors and officers of the Company will be available at the Annual Meeting to respond to any questions that you may have regarding the business to be transacted.
The Company’s Board of Directors has determined that each of the proposals that will be presented to the stockholders for their consideration at the Annual Meeting are in the best interests of the Company and its stockholders, and unanimously recommends and urges you to vote “FOR” each proposal to amend the Company's Articles of Incorporation, as amended, “FOR” each director nominee, and “FOR” ratifying the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. If any other business is properly presented at the Annual Meeting, the proxies will be voted in accordance with the recommendations of the Company’s Board of Directors.
We are distributing our proxy materials to stockholders via the Internet under the “Notice and Access” rules of the U.S. Securities and Exchange Commission. We believe this expedites stockholders’ receipt of proxy materials, lowers the Annual Meeting costs and conserves natural resources. As a result, we are mailing to many stockholders a Notice of Internet Availability of Proxy Materials (“Notice of Availability”), rather than a paper copy of the Notice and Proxy Statement and 2021 Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The Notice of Internet Availability contains instructions on how to access the proxy materials online, vote online and obtain, if desired, a paper copy of our proxy materials. The Notice of Internet Availability is not a proxy card and cannot be used to vote your shares. You will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the Notice of Internet Availability or on the website referred to in the Notice.
We encourage you to attend the Annual Meeting online, but if you are unable to attend, it is important that you vote in advance via the Internet, by telephone, or sign, date and return the enclosed proxy card in the enclosed postage-paid envelope. Your cooperation is appreciated since a majority of the Class A common stock must be represented, either in person or by proxy, to constitute a quorum for the transaction of business at the Annual Meeting.
On behalf of the Board of Directors and all of the employees of the Company, we thank you for your continued support.

Sincerely,

Alan J. Lane
President and Chief Executive Officer

Silvergate Capital Corporation
4250 Executive Square, Suite 300
La Jolla, California 92037
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Silvergate Capital Corporation (the “Company”) will be held online at www.virtualshareholdermeeting.com/SI2022, on Friday, June 10, 2022, at 8:00 A.M., Pacific Time, for the following purposes:
1.To approve an amendment to the Company's Articles of Incorporation, as amended (“Articles”), to declassify the Company's Board of Directors and provide for the annual election of directors.
2.To approve an amendment to the Company's Articles to cancel the Company's Class B non-voting common stock and re-allocate such shares to the Company's Class A common stock.
3.To approve an amendment to the Company's Articles to allow for the removal of directors with or without cause by a majority vote of the stockholders.
4.To approve an amendment to the Company's Articles to authorize amendments to eliminate certain supermajority stockholder voting requirements to amend certain provisions of the Company's Articles and Amended and Restated Bylaws (“Bylaws”).
5.A. If Proposal 1 is approved, to elect three Class I directors to serve for a one-year term ending at the 2023 annual meeting of stockholders or until their successors are duly elected and qualified; or B. If Proposal 1 is not approved, to elect three Class I directors to serve for a three-year term ending at the 2025 annual meeting of stockholders or until their successors are duly elected and qualified.
6.To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
The Board of Directors (the “Board”) is not aware of any other business that will be presented for consideration at the Annual Meeting. If any other matters should be properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting for action by stockholders, the persons named in the form of proxy will vote the proxy in accordance with their best judgment on that matter.
The Board recommends that you vote “FOR” Proposals 1, 2, 3, and 4, “FOR” each of the director nominees in Proposal 5, and “FOR” ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm in Proposal 6.
Only stockholders of record as of the close of business on April 11, 2022 are entitled to receive notice of, to attend and to vote at the Annual Meeting. If you are a beneficial owner as of that date, you will receive communications from your broker, bank or other nominee about the Annual Meeting and how to direct the vote of your shares, and you are welcome to attend the Annual Meeting online, all as described in more detail in the attached Proxy Statement.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on Friday, June 10, 2022. The Proxy Statement, form of Proxy, and our 2021 Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, are available on the Internet at www.proxyvote.com and on our corporate website at www.silvergate.com under the “Investor Relations” link.
By Order of the Board of Directors,

Michael T. Lempres
Chairman of the Board of Directors
April ___, 2022

Proxy Statement - General Information	2
Proposal 1 - Amend the Company's Articles to Declassify the Board of Directors and Provide for the Annual Election of All Directors	6
Proposal 2 - Amend the Company's Articles to Cancel the Class B Non-voting Common Stock and Re-allocate Such Shares to the Company's Class A Common Stock	7
Proposal 3 - Amend the Company's Articles to Allow for Removal of the Directors with or Without Cause by Majority Vote of the Stockholders	7
Proposal 4 - Amend the Company's Articles to Authorize Amendments to Eliminate Certain Supermajority Voting Requirements to Amend Certain Provisions of the Company's Articles and Bylaws	8
Proposal 5 - Election of Directors	9
Qualifications of the 2022 Director Nominees and Continuing Directors	11
Executive Officers Who Are Not Serving as Directors	13
Corporate Governance and Board Matters	14
Committees of the Board of Directors	18
Beneficial Ownership of Class A Common Stock	23
Compensation of Non-Employee Directors	24
Executive Compensation	24
Certain Relationships and Related Party Transactions	32
Delinquent Section 16(A) Reports	34
Proposal 6 - Ratify the Appointment of Crowe LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2022	34
Report of the Audit Committee	35
Annual Report to Stockholders	35
Stockholder Proposals for the 2023 Annual Meeting	35
Other Business	36
Stockholders Sharing the Same Address	36
Appendix A	A-1

Silvergate Capital Corporation
4250 Executive Square, Suite 300
La Jolla, California 92037
PROXY STATEMENT

GENERAL INFORMATION
For the 2022 Annual Meeting of Stockholders
To Be Held on June 10, 2022
Our Board of Directors is soliciting proxies to be voted at our 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on Friday, June 10, 2022, at 8:00 A.M., Pacific Time, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders (the “Notice”) and in this Proxy Statement.
As used in this Proxy Statement, the terms “Company,” “we,” “us” and “our” refer to Silvergate Capital Corporation, the term “Bank” refers to Silvergate Bank and the terms “Board of Directors” and “Board” refers to the Board of Directors of the Company or the Bank, as the case may be.
Questions and Answers about these Proxy Materials and the Annual Meeting
Question: What is the Notice of Internet Availability of Proxy Materials that I received in the mail and why am I receiving it?
Answer:   In accordance with rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), except for stockholders who have requested otherwise, we have generally mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”). The Notice of Internet Availability provides instructions either for accessing our proxy materials, including this Proxy Statement, the form of Proxy, and the 2021 Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Annual Report”), at the website address referred to in the Notice of Internet Availability, or for requesting printed copies of the proxy materials by mail or electronically by e-mail. If you would like to receive a paper or e-mail copy of our proxy materials either for this Annual Meeting or for all future meetings, you should follow the instructions for requesting such materials included in the Notice of Internet Availability we mailed to you.
Our Board of Directors provided the Notice of Internet Availability and is making the proxy materials available to you in connection with the Annual Meeting, to be held on Friday, June 10, 2022. As a stockholder of record as of April 11, 2022 (the “Record Date”), you are invited to attend the Annual Meeting, and are entitled to and requested to vote on the items of business described in this Proxy Statement.
Question: What information is contained in this Proxy Statement?
Answer:   This information relates to the proposals to be voted on at the Annual Meeting, the voting process, compensation of our directors and most highly paid executives, and certain other required information.
Question: Can I access the Company’s proxy materials and 2021 Annual Report electronically?
Answer:   Yes. The Proxy Statement, form of Proxy and 2021 Annual Report are available at www.proxyvote.com. To view this material, you must have available the 16-digit control number located on the proxy card or, if shares are held in the name of a broker, bank or other nominee, the voting instruction form.
Question: What does it mean if I receive more than one Notice of Internet Availability or set of the proxy materials?
Answer:   It means your shares are registered differently or are in more than one account. Please provide voting instructions for each account for which you have received a Notice of Internet Availability or set of proxy materials.
Question: Who is soliciting my vote pursuant to this Proxy Statement?
Answer:   Our Board of Directors is soliciting your vote at the Annual Meeting.
Question: Who is entitled to vote?
Answer:   Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.

Question: How many shares are eligible to be voted?
Answer:   As of the Record Date, we had [ ] shares of Class A common stock issued and outstanding. Each outstanding share of our Class A common stock will entitle its holder to one vote on each of the three (3) director nominees to be elected and one vote on each other matter to be voted on at the Annual Meeting.
Question: What am I voting on?
Answer:   You are voting on the following matters:
1.    To approve an amendment to the Company's Articles of Incorporation, as amended (“Articles”), to declassify the Company's Board of Directors and provide for the annual election of directors.
2.    To approve an amendment to the Company's Articles to cancel the Company's Class B non-voting common stock and re-allocate such shares to the Company's Class A common stock.
3.    To approve an amendment to the Company's Articles to allow for the removal of directors with or without cause by majority vote of the stockholders.
4.    To approve an amendment to the Company's Articles to authorize amendments to eliminate certain supermajority stockholder voting requirements to amend certain provisions of the Company's Articles and Amended and Restated Bylaws (“Bylaws”).
5.    Election of three (3) Class I director nominees. The term of each such director shall be one year if the proposal to declassify the Board is approved or three years if such proposal is not approved. Our director nominees are Alan J. Lane, Aanchal Gupta and Rebecca Rettig.
6.    Ratification of the appointment of Crowe LLP as the Company’s independent registered auditor for the fiscal year ending December 31, 2022.
Question: How does our Board of Directors recommend that I vote?
Answer:   Our Board recommends that stockholders vote their shares as follows:
•“FOR” each of Proposals 1, 2, 3 and 4 to amend the Company's Articles;
•“FOR” each director nominee in Proposal 5; and
•“FOR” the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 in Proposal 6.
Question: How many votes are required to hold the Annual Meeting and what are the voting procedures?
Answer:   Quorum Requirement:   As of the Record Date, [ ] shares of the Company’s Class A common stock were issued and outstanding. A majority of the outstanding shares entitled to vote at the Annual Meeting, present or represented by proxy, constitutes a quorum for the purpose of adopting proposals at the Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.
Required Votes:   Each outstanding share of our Class A common stock is entitled to one vote on each proposal at the Annual Meeting.
If there is a quorum at the Annual Meeting, the matters to be voted upon by the stockholders require the following votes for such matter to be approved:
•Amendments of Articles. Each of the proposals in this Proxy Statement to amend the Company's Articles have been approved by the Company's Board of Directors, but to become effective each proposal requires a further affirmative vote of the holders of at least two-thirds of the shares of the Company entitled to vote generally in an election of directors, voting together as a single class. If any of these proposed amendments are approved by the stockholders, the Company will file Articles of Amendment to document such amendments with the Maryland State Department of Assessments and Taxation (“MD SDAT”).
•Election of Directors.   Directors are elected by a plurality of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. Votes of “WITHHOLD” and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality.

Abstentions will have no effect on the outcome of this proposal. Broker non-votes will have no effect on the outcome of this proposal.
•Ratification of Independent Auditors.   The affirmative vote of a majority of all votes cast at the Annual Meeting is required for ratification of the appointment of Crowe LLP as our independent registered auditor for the fiscal year ending December 31, 2022. Abstentions will not be counted as votes cast and, therefore, will not affect the outcome.
If a broker indicates on its proxy that it submits to the Company that it does not have authority to vote certain shares held in “street name,” the shares not voted are referred to as “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular proposals under the rules of the New York Stock Exchange, and the “beneficial owner” of those shares has not instructed the broker how to vote on those proposals. If you are a beneficial owner and you do not provide instructions to your broker, bank or other nominee, your broker, bank or other nominee is permitted to vote your shares for or against “routine” matters such as Item 6, the ratification of the appointment of our independent registered public accounting firm. Brokers are not permitted to exercise discretionary voting authority to vote your shares for or against “non-routine” matters. The proposed amendments to the Articles in Items 1-4, and the election of directors in Item 5 are “non-routine” matters.
Question: How can I vote my shares in person and participate at the Annual Meeting?
Answer:   This year’s Annual Meeting will be held entirely online. Stockholders may participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/SI2022. To participate in the Annual Meeting, you will need the 16‐digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting in accordance with the instructions from your broker, bank or other nominee. However, even if you plan to attend the Annual Meeting online, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.
Question: How can I vote my shares without attending the Annual Meeting?
Answer:   If you are the stockholder of record, you may vote by one of the following three methods as instructed on the Notice of Internet Availability:
•Via the Internet;
•By telephone; or
•By mail.
If you elect to vote by mail and you requested and received a printed set of proxy materials, you may mark, sign, date and mail the proxy card you received from us in the return envelope. If you did not receive a printed proxy card and wish to vote by mail, you may do so by requesting a paper copy of the proxy materials (as described below), which will include a proxy card.
Whichever method of voting you use, the proxies identified on the proxy card will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy card properly voted and returned through available channels without giving specific voting instructions, the proxies will vote the shares as recommended by our Board.
If you own your shares in “street name,” that is, through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your shares should be voted. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive the proxy materials. If you own your shares in this manner, you cannot vote in person at the Annual Meeting unless you receive a proxy to do so from the broker or the nominee.
Question: How may I cast my vote over the Internet or by telephone?
Answer:   Voting over the Internet:   If you are a stockholder of record, you may use the Internet to transmit your vote up until 11:59 P.M., Eastern Time, June 9, 2022 (the day before the Annual Meeting). Visit www.proxyvote.com and have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
Voting by Telephone:   If you are a stockholder of record, you may call 1-800-690-6903, toll-free in the United States and Canada, and use any touch-tone telephone to transmit your vote up until 11:59 P.M., Eastern Time, June 9, 2022 (the day before the Annual Meeting). Have your proxy card in hand when you call and then follow the instructions.

If you hold your shares in “street name,” that is through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.
Question: How may a stockholder nominate someone at the Annual Meeting to be a director or bring any other business before the Annual Meeting?
Answer:   The Company’s Articles require advance notice to the Company if a stockholder intends to attend an annual meeting of stockholders in person and to nominate someone for election as a director or to bring other business before the meeting. Such a notice may be made only by a stockholder of record within the time period established in the Articles and described in each year’s Proxy Statement. See “Stockholder Proposals for the 2023 Annual Meeting” beginning on page 35.
Question: How may I revoke or change my vote?
Answer:   If you are the record owner of your shares, and you completed and submitted a proxy card, you may revoke your proxy at any time before it is voted at the Annual Meeting by:
•submitting a new proxy card with a later date,
•delivering written notice to our Secretary on or before June 10, 2022 (the Annual Meeting date), stating that you are revoking your proxy,
•attending the Annual Meeting and voting your shares in person, or
•If you are a record owner of your shares and you submitted your proxy by telephone or via the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be.
Please note that attendance at the Annual Meeting will not, in itself, constitute revocation of your proxy.
If you own your shares in “street name,” you may later revoke your voting instructions by informing the bank, broker or other holder of record in accordance with that entity’s procedures.
Question: Who is paying for the costs of this proxy solicitation?
Answer:   The Company will bear the cost of preparing, printing and mailing the materials in connection with this solicitation of proxies. In addition to mailing these materials, officers and regular employees of the Company may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication.
Question: Who will count the votes?
Answer:   Broadridge will receive and tabulate the ballots and voting instruction forms.
Question: Where do I find the voting results of the Annual Meeting?
Answer:   The voting results will be disclosed in a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.
Question: How can I obtain the Company’s Corporate Governance information?
Answer:   Our Corporate Governance information is available on our website at www.silvergate.com under the Investor Relations section. Our stockholders may also obtain written copies at no cost by writing to us at Silvergate Capital Corporation, 4250 Executive Square, Suite 300, La Jolla, California 92037, Attention: Corporate Secretary, or by calling (858) 362-6300.
Question: How do I request electronic or printed copies of this and future proxy materials?
Answer:   You may request and consent to delivery of electronic or printed copies of this and future proxy statements, annual reports and other stockholder communications by
•visiting www.proxyvote.com;
•calling 1-800-690-6903, toll-free in the United States and Canada;
•sending an email to sendmaterial@proxyvote.com.
When requesting copies of proxy materials and other stockholder communications, you should have available the 16-digit control number located on the Notice of Internet Availability or proxy card or, if shares are held in the name of a broker, bank or other nominee, the voting instruction form.

PROPOSAL 1: AMEND THE COMPANY'S ARTICLES TO DECLASSIFY THE BOARD OF DIRECTORS AND PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS
Rationale
Our Board of Directors periodically reviews the Company’s corporate governance principles and evaluates the Board’s size, structure, composition and functioning, taking into account corporate governance trends, peer practices, the views of our stockholders and the guidelines of proxy advisory firms. After conducting this review and evaluation, our Board has determined that holding annual elections of each of our directors is in the best interests of our stockholders. The Board has recognized that a classified board structure does not enable stockholders to express a view on each director’s performance through an annual vote.
Proposed Amendment
Article 7.B. of the Company’s Articles currently divides the Board of Directors into three classes. Each class is elected for a three-year term, with the terms staggered so that approximately one-third of the directors stand for election each year.
If and when fully implemented, declassification of the Board of Directors would permit shareholders to vote annually for all directors. If Proposal 1 is adopted by the stockholders, then declassification of the Board of Directors would be phased in over a two year period, beginning with this Annual Meeting and concluding at the 2024 annual meeting of the stockholders. Class I directors elected at this Annual Meeting shall be elected for a one-year term and they and any successors shall stand for re-election at the 2023 annual meeting of the stockholders. Class II directors will serve out the remainder of their current term, and they and any successors shall stand for re-election for a one-year term, along with the Class I directors, at the 2023 annual meeting of the stockholders. Class III directors will serve out the remainder of their current term, and they and any successors shall stand for re-election at the 2024 annual meeting of the stockholders. Commencing with the 2024 annual meeting of the stockholders, each director shall be elected for a one-year term, and, from that point forward, each director shall have a one-year term and shall hold office until his or her term expires at the next annual meeting of the stockholders and until his or her successor has been duly elected and qualified, subject to his or her earlier death, resignation or removal. Article 7.D. of the Company’s Articles, which addresses vacancies on the Board of Directors, will also be amended to make corresponding changes.
The Board has also approved amendments to the Company’s Bylaws to make the corresponding changes, contingent upon stockholder approval and implementation of this amendment to declassify the Board of Directors.
The text of the proposed amendments to Article 7.B. and Article 7.D. of the Company’s Articles is set forth in Appendix A to this Proxy Statement. The above description of the proposed amendments is qualified in its entirety by reference to the text of the proposed amendments.
Effectiveness of Amendment
If approved by the stockholders at the Annual Meeting, the amendments to Article 7.B. and Article 7.D. of the Company’s Articles will become effective upon the filing of the Articles of Amendment with the MD SDAT.
Vote Required
The proposed amendment described above has been approved by the Company's Board of Directors, but the final approval and effectiveness of the amendment requires the further affirmative vote of the holders of at least two-thirds of the shares of the Company entitled to vote generally in an election of directors, voting together as a single class.

The Board of Directors recommends that stockholders vote “FOR” Proposal 1.

PROPOSAL 2: AMEND THE COMPANY’S ARTICLES TO CANCEL THE CLASS B NON-VOTING COMMON STOCK AND RE-ALLOCATE SUCH SHARES TO THE COMPANY’S CLASS A COMMON STOCK
Rationale
Currently, the Company has two classes of common stock: Class A common stock and Class B common stock. The rights of the holders of Class A and Class B shares are identical, except Class B common stock is non-voting. As of the Record Date, there are no shares of Class B common stock outstanding. Our dual-class stock structure has created confusion among some investors with respect to the calculation of our total market capitalization and shares outstanding. Eliminating the dual-class structure would eliminate such confusion. The Company’s Board of Directors has approved, and recommends that the Company’s stockholders approve, an amendment of the Company’s Articles to simplify the Company’s capital structure. The total number of shares of common stock currently authorized under the Company’s Articles will not change if the proposal is approved.
Proposed Amendment
Article 5 of the Company’s Articles currently provides that the Company is authorized to issue 160,000,000 shares of capital stock, of which (i) 125,000,000 shares shall be shares of Class A Common Stock, $0.01 par value, (ii) 25,000,000 shares shall be shares of Class B Non-Voting Common Stock, $0.01 par value, and (iii) 10,000,000 shares shall be shares of Preferred Stock, $0.01 par value.
If Proposal 2 is adopted, the Class B Non-Voting Common Stock would be canceled and the authorized shares would be re-allocated to the Company’s Class A Common Stock, such that the Company would be authorized to issue 150,000,000 shares of Class A Common Stock, $0.01 par value.
The text of the proposed amendments to Article 5 of the Company’s Articles is set forth in Appendix A to this Proxy Statement. The above description of the proposed amendments is qualified in its entirety by reference to the text of the proposed amendments.
Effectiveness of Amendment
If approved by the stockholders at the Annual Meeting, the amendments to Article 5 of the Company’s Articles will become effective upon the filing of the Articles of Amendment with the MD SDAT.
Vote Required
The proposed amendment described above has been approved by the Company's Board of Directors, but the final approval and effectiveness of each proposal requires the further affirmative vote of the holders of at least two-thirds of the shares of the Company entitled to vote generally in an election of directors, voting together as a single class.

The Board of Directors recommends that stockholders vote “FOR” Proposal 2.

PROPOSAL 3: AMEND THE COMPANY’S ARTICLES TO ALLOW FOR REMOVAL OF DIRECTORS WITH OR WITHOUT CAUSE BY MAJORITY VOTE OF THE STOCKHOLDERS
Rationale
The Board believes that allowing stockholders to remove directors with or without cause by a simple majority of the outstanding shares is fundamental to maintaining the accountability of the directors to the Company’s stockholders. The Board is aware that the current supermajority provision restricting the right of stockholders to remove directors is tied to the classified Board structure and is intended to maintain the integrity of the classes of directors. As discussed above, the Board is proposing to de-classify the Board. If the declassification proposal is approved by the stockholders, then the Board believes that no further purpose would be served by maintaining restrictions on the right of the stockholders to remove directors by majority vote, with or without cause. The proposed amendment set forth in this Proposal 3 will only take effect if Proposal 1 is also approved by the Company’s stockholders.

Proposed Amendment
Article 7.E. of the Company’s Articles currently provides that the directors of the Company may be removed from office without cause by an affirmative vote of not less than 80% of the total votes eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose and may be removed from office with cause by an affirmative vote of not less than a majority of the total votes eligible to be cast by stockholders.
If the Company’s stockholders approve Proposal 3, as well as the amendment presented in Proposal 1, stockholders will be able to remove directors with or without cause by the affirmative vote of not less than a majority of the total votes eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose.
The text of the proposed amendments to Article 7.E. of the Company’s Articles is set forth in Appendix A to this Proxy Statement. The above description of the proposed amendments is qualified in its entirety by reference to the text of the proposed amendments.
Effectiveness of Amendment
If Proposal 3 and the declassification proposal set forth in Proposal 1 are approved by the stockholders at the Annual Meeting, the amendments to Article 7.E. of the Company’s Articles will become effective upon the filing of the Articles of Amendment with the MD SDAT.
Vote Required
The proposed amendment described above has been approved by the Company's Board of Directors, but the final approval and effectiveness of each proposal requires the further affirmative vote of the holders of at least two-thirds of the shares of the Company entitled to vote generally for election of directors, voting together as a single class.

The Board of Directors recommends that stockholders vote “FOR” Proposal 3.

PROPOSAL 4: AMEND THE COMPANY’S ARTICLES TO AUTHORIZE AMENDMENTS TO ELIMINATE CERTAIN SUPERMAJORITY VOTING REQUIREMENTS TO AMEND CERTAIN PROVISIONS OF THE COMPANY’S ARTICLES AND BYLAWS
Rationale
Consistent with our Board’s review of the Company’s corporate governance principles and focus on promoting certain governance best practices, our Board has recommended and is seeking stockholder approval of an amendment to the Company's Articles that would eliminate the requirement for a supermajority vote in order for stockholders to amend the Company’s Bylaws and that would replace this requirement with a majority vote standard. Eliminating the supermajority voting requirement for the amendment of the above-noted provisions of the Company’s Articles and Bylaws would enhance stockholders’ rights.
Proposed Amendment
Article 11.B. of the Company's Articles currently provides that the Company’s Bylaws may be amended by the Board of Directors or the stockholders, provided that the affirmative vote of the holders of at least two-thirds of the shares of the Company entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the preferred stock as may be required by any series thereof, shall be required to amend any provision inconsistent with Sections 2.4, 2.13, 3.1, 3.2, 3.3, 3.4, 3.14 of the Articles and Articles X and XI of the Bylaws.
The proposed amendment would lower the voting threshold to amend the Bylaws to an affirmative vote of a majority of the shares of the Company entitled to vote generally in an election of directors, with the exception that amending the Bylaw provision regarding the personal liability and indemnification of directors (Article X) would continue to require an affirmative vote of the holders of at least two-thirds of the shares of the Company entitled to vote generally in an election of directors, voting together as a single class.

The text of the proposed amendments to Article 11.B. of the Company’s Articles is set forth in Appendix A to this Proxy Statement. The above description of the proposed amendments is qualified in its entirety by reference to the text of the proposed amendments.
Effectiveness of Amendment
If approved by the stockholders at the Annual Meeting, the amendments to Article 11.B. of the Company’s Articles will become effective upon the filing of the Articles of Amendment with the MD SDAT.
Vote Required
The proposed amendment described above has been approved by the Company's Board of Directors, but the final approval and effectiveness of each proposal requires the further affirmative vote of the holders of at least two-thirds of the shares of the Company entitled to vote generally election of directors, voting together as a single class.

The Board of Directors recommends that stockholders vote “FOR” Proposal 4.

PROPOSAL 5: ELECTION OF DIRECTORS
Classification of the Company’s Directors
The Company’s Board of Directors is currently composed of ten (10) members and is divided into three classes of directors serving staggered three-year terms. One class of directors is elected by our stockholders at each annual stockholders’ meeting for a term of three years, and the elected directors hold office until their successors are elected and qualified or until such director’s earlier death, resignation or removal.
•The Class I directors are Dennis S. Frank, Robert C. Campbell, Alan J. Lane, Aanchal Gupta, and Rebecca Rettig, and their terms will expire at this Annual Meeting;
•The Class II directors are Karen F. Brassfield, Michael T. Lempres, and Scott A. Reed, and their terms will expire at the 2023 annual meeting of stockholders; and
•The Class III directors are Paul D. Colucci and Thomas C. Dircks, and their terms will expire at the 2024 annual meeting of stockholders.
Current Board members Dennis S. Frank and Robert C. Campbell will not stand for re-election at the Annual Meeting, and after this Annual Meeting the number of directors on the Board will be set at eight (8).
Election Procedures; Term of Office
At each annual meeting of stockholders, or special meeting in lieu thereof, upon the expiration of the term of a class of directors, the successors to such directors will be elected to serve from the time of election and qualification until the third annual meeting following his or her election and the election and qualification of his or her successor. Any change in the Board resulting from an increase or decrease in the number of directors will be distributed by the Board among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.
The Board of Directors has approved, and recommends that stockholders approve, a proposed amendment to the Company's Articles, as described in Proposal No. 1, to declassify the Board and provide for a phased elimination of the Company’s classified board structure over a two-year period, beginning with this Annual Meeting. If Proposal 1 is approved by the stockholders, then the Class I directors will be elected to serve a one-year term until the 2023 annual meeting of the stockholders and until their successors are duly elected and qualified. If the Company’s stockholders do not approve Proposal 1, then the Class I directors will be elected to serve for three-year terms until the 2025 annual meeting of the stockholders.
Nominees for Election as Directors
Our Board has approved the nominations of Alan Lane, Aanchal Gupta, and Rebecca Rettig for election as Class I directors.

Information about the principal occupations, business experience and qualifications of these nominees is provided below under the heading “Qualifications of 2022 Director Nominees and Continuing Directors.”

The Board of Directors recommends a vote “FOR” the election of each of the nominees as directors of the Company.

QUALIFICATIONS OF 2022 DIRECTOR NOMINEES AND CONTINUING DIRECTORS

Class I Directors and Director Nominees

Class I Directors:

Alan J. Lane Age: 59
Mr. Lane has been with the Company since December 2008. He is Director and Chief Executive Officer of the Bank and is Director, Chief Executive Officer and President of the Company. Mr. Lane has over 40 years of corporate and financial institution leadership experience. He formerly held the positions of Director, President and Chief Operating Officer of Southwest Community Bancorp; Vice-Chairman and Chief Executive Officer of Financial Data Solutions, Inc.; and Director and Chief Executive Officer of Business Bancorp. In addition to his financial institution experience, Mr. Lane has served as President/CEO or Chief Financial Officer of both manufacturing and retail companies. Mr. Lane serves on the Board of Directors of Natural Alternatives International, Inc. He earned his Bachelor of Arts in Economics from San Diego State University. In nominating Mr. Lane, the Nominating and Corporate Governance Committee considered as important factors his broad background in the banking industry since the 1980s and executive management experience with multiple banking institutions and other companies over this period.

Director Since: 2008
Committees: None

Aanchal Gupta Age: 46
Aanchal Gupta is Vice President at Microsoft and leads Microsoft Security Response Center (MSRC), the front-line defense for millions of customers around the world who use Microsoft platforms and products. Previously, as Chief Information Security Officer for Novi (Calibra) at Facebook, Ms. Gupta led a team responsible for assessing and mitigating security risks across Facebook's cryptocurrency initiative. Ms. Gupta joined Facebook in 2016 after serving as Chief Information Security Officer at Microsoft for Skype and Skype for Business. Prior to Microsoft, Ms. Gupta led Yahoo's Global Identity team, contributing to various authentication and authorization open standards such as OpenID and OAuth. Ms. Gupta was named one of Business Insider’s “Most powerful female engineers of 2018”. Ms. Gupta serves on the board of Internet Security Research Group (ISRG), and is a fellow at the RSA (Royal Society for the encouragement of Arts, Manufactures and Commerce). Ms. Gupta also serves on Silicon Valley CISO Investments’ (SVCI) board and invests in and guides cybersecurity startups. Ms. Gupta is a staunch advocate for building diverse teams and serves on the review board for the Grace Hopper and Black Hat conferences. Ms. Gupta has a Bachelor of Technology in Computer Engineering from the National Institute of Technology in Kurukshetra, India, and a Master of Science in Software Engineering from San Jose State University. In nominating Ms. Gupta, the Nominating and Corporate Governance Committee considered as important factors her management experience and her information security and cybersecurity expertise.

Director since: 2021
Committees: None

Rebecca Rettig Age: 42
Rebecca Rettig was appointed as a Director of the Company and the Bank in March 2022, and since March 2021 has been the General Counsel of the Aave Companies, a group of software development companies that build open source, blockchain-based software. Ms. Rettig began her legal career in 2006 at Cravath, Swaine & Moore LLP in New York, litigating complex commercial disputes. In 2006, she left Cravath and began focusing on legal and regulatory matters involving cryptocurrency and blockchain clients. Prior to joining the Aave Companies, Ms. Rettig was a partner at Manatt, Phelps & Phillips LLP in the financial services group, representing blockchain and digital currency clients. With unique and deep-rooted expertise representing companies at the forefront of the financial services industry’s digital transformation, Ms. Rettig has represented clients in all aspects of litigation and regulatory enforcement proceedings as well as in regulatory licensing matters. Ms. Rettig has a Bachelor’s degree in History and English from Stanford University, a Master’s degree from the London School of Economics and Political Science, and a Juris Doctor degree from Columbia Law School. In nominating Ms. Rettig, the Nominating and Corporate Governance Committee considered as important factors her broad legal, corporate, and digital asset / blockchain industry experience.

Director Since: 2022
Committees: None

Continuing Class II Directors:

Karen F. Brassfield Age: 74
Ms. Brassfield joined the Bank in March 2009 as Senior Vice President and Chief Financial Officer and served as Executive Vice President and Chief Banking Officer from September 2011 to December 2013. She previously was Chief Administrative Officer for San Diego National Bank. Prior to San Diego National Bank, Ms. Brassfield was Chief Financial Officer for Fallbrook National Bank, Temecula, California, and Chief Administrative Officer for First National Bank, San Diego. Ms. Brassfield received a Bachelor of Arts in Economics from Lawrence University, Appleton, Wisconsin. She is a graduate of LEAD San Diego. Ms. Brassfield's qualifications to serve on our Board include her extensive experience in the Southern California banking industry over several decades in administrative, financial, and senior management roles with several institutions.

Director Since: 2013
Committees: Audit (Chair)

Michael T. Lempres Age: 62
Mr. Lempres brings deep experience in both digital assets and traditional financial services. He serves as an advisor and director on numerous digital asset and financial technology projects and companies. He served as executive in residence at venture capital firm Andreessen Horowitz and worked as chief legal and risk officer of Coinbase, Inc., the nation’s leading digital currency exchange, general counsel of BitNet, Inc., an early digital currency company, and the senior attorney at Silicon Valley Bank. Earlier in his career he served as general counsel to the Pacific Exchange, a national securities exchange. In the public sector, Mr. Lempres has been appointed by three presidential administrations; he served as a White House Fellow and held several positions in the U.S. Department of Justice, including deputy associate attorney general. Mr. Lempres holds an A.B. degree from Dartmouth College and a law degree from Boalt Hall School of Law, University of California, Berkeley. Mr. Lempres's qualifications to serve on our Board include his extensive legal experience, including his service as chief legal and risk officer with one of the nation's largest digital currency exchanges, his role as the senior attorney at a major California bank with a special technology focus, and his continuing activities and roles in venture capital and with other digital currency companies.

Director Since: 2019
Committees: Nominating and Corporate Governance

Scott A. Reed Age: 51
Mr. Reed is partner, director and co-founder of BankCap Partners. Mr. Reed is the CEO and a director of LF Capital Acquisition Corp. II (LFAC), a publicly-traded special purpose acquisition corporation. Mr. Reed’s previous positions include derivatives trader with Swiss Bank Corporation, a consultant with Bain & Company, an investment banker in the Bear Stearns Financial Institutions Group, and Senior Vice President, Director of Corporate Strategy and Planning for Carreker Corporation. In addition to serving on the board of the Company, he also serves as a director of Vista Bankshares, Inc., a Dallas, Texas, based commercial bank and InBankshares Corp., a Raton, New Mexico, based commercial bank. He also serves as a director of Landsea Homes (LSEA), a publicly traded homebuilder based in Newport Beach, California. He also serves as a director of Nobul Corporation, a Toronto based technology company and as director of PT Financial Holdings, Inc., a Chicago-based financial services firm. Additionally, Mr. Reed serves as a director of Uncommon Giving, a private Scottsdale, Arizona based technology company. Mr. Reed is a graduate of the University of Virginia with a Bachelor of Science in Commerce and a Bachelor of Arts in History. He received his Masters of Business Administration from the Amos Tuck School of Business at Dartmouth College, where he was an Edward Tuck Scholar. Mr. Reed's qualifications to serve on our Board include his service as a director of banking institutions and other companies, his broad overall financial services industry experience, including as an investment banker and consultant, and his role as a co-founder and director of a firm having made a series of substantial and successful equity investments in commercial banking companies.

Director Since: 2015
Committees: Compensation; Nominating and Corporate Governance

Continuing Class III Directors:

Paul D. Colucci Age: 48
Mr. Colucci owns and operates a private real estate company focused on the investment, management, and development of real estate opportunities in Southern California. Portfolio asset types include multi-family, office, industrial and single-family housing. He previously worked for Goldman Sachs, Inc. in the real estate investment-banking group in New York City. He also worked for Batchelder and Partners, a boutique investment bank focusing on mergers and acquisitions and corporate finance advisory services. Mr. Colucci earned a Bachelor of Arts degree in Business Administration from the University of San Diego. Mr. Colucci's qualifications to serve on our Board include his investment banking, financial advisory, and real estate investment experience.

Director Since: 2013
Committees: Audit; Compensation

Thomas C. Dircks Age: 64
Mr. Dircks is a Managing Director of Charterhouse Strategic Partners, a provider of strategically focused investments in growth companies in the United States. Mr. Dircks was previously Managing Partner of Charterhouse Equity Partners and was responsible for managing and overseeing the investment of Charterhouse’s multi billion dollars of North America focused institutional private equity funds. Prior to joining Charterhouse, he was employed by PricewaterhouseCoopers as a certified public accountant. He holds a Bachelor of Science in Accounting and a Masters of Business Administration from Fordham University. Mr. Dircks' qualifications to serve on our Board include his public accounting background and over 36 years of experience in making and managing substantial private equity investments.

Director Since: 2003
Committees: Audit; Nominating and Corporate Governance (Chair)
EXECUTIVE OFFICERS WHO ARE NOT SERVING AS DIRECTORS
Below is information regarding each of our current executive officers who are not directors of the Company, including their title, age and brief biography describing each executive officer’s business experience. No executive officer has any family relationship with any other executive officer or any of our current directors.

Name	Age	Position
Kathleen M. Fraher	43	Chief Operating Officer of the Company and the Bank
Benjamin C. Reynolds	45	Chief Strategy Officer of the Company and the Bank
Antonio Martino	54	Chief Financial Officer of the Company and the Bank
John M. Bonino	73	Chief Legal Officer of the Company and the Bank
Kathleen M. Fraher. Ms. Fraher joined the Bank in 2006 as Vice President, Compliance and BSA Officer; she was named Senior Vice President / Enterprise Risk Manager in 2013, Executive Vice President in 2015, Chief Administrative Officer in 2016, and Executive Vice President and Chief Administrative Officer of the Company in 2018. In connection with a management realignment in 2018, Ms. Fraher was promoted to Chief Operating Officer of the Company and the Bank. Ms. Fraher’s broad-based banking background includes emphasis on managing regulatory relationships, examinations, and compliance with banking laws and regulations. Ms. Fraher’s previous positions include Operations Administrative Officer for Community National Bank, and Senior Compliance Risk Specialist for Imperial Capital Bank. Ms. Fraher holds a Bachelor of Science degree in Business Administration from Mount St. Mary’s College in Los Angeles, California, and completed the ABA Graduate School of Compliance Management.
Benjamin C. Reynolds. Mr. Reynolds joined the Bank in January 2016 and became an Executive Vice President of the Company and Executive Vice President and Director of Corporate Development of the Bank in February 2019, and was appointed Chief Strategy Officer of the Company and Bank in January 2021. Mr. Reynolds and his team are responsible for helping entrepreneurs within the digital currency, blockchain and Fintech ecosystem to realize their goals by providing banking, technology and consulting services that are on the cutting edge of the financial services industry. Customers include some of the most recognized and well-funded digital currency exchanges, institutional investors and software developers in Fintech. Over the past 20 years, Mr. Reynolds has developed expertise within product development, marketing, strategy, risk and accounting functions for both Fortune 100 firms and companies that he has founded. Prior to joining Silvergate, Mr. Reynolds served as the Chief Marketing Officer for Carsinia Software from 2014-2016, as Chief Financial Officer of Henry Clay Motors from 2009-2014, as Vice President of Marketing and Product Management at HSBC Auto Finance from 2006-2008, and as Senior Associate at KPMG from 1999 to 2002. Mr. Reynolds earned a Bachelor of Science in Accounting from San Diego State University, a Master of Business Administration from Pepperdine University, and is a certified public accountant in California.
Antonio Martino. Mr. Martino joined the Bank and the Company in September 2019 as the Chief Financial Officer. Mr. Martino has 30 years of financial services and public accounting experience. Prior to joining Silvergate, Mr. Martino served as the Chief Financial Officer of LendingPoint, an Atlanta-based privately held fintech lender, from 2017 to 2019. He began his professional career at Ernst & Young where he was responsible for audit, tax and consulting services. Mr. Martino then transitioned to a senior manager role at Bank of Montreal from 1998 to 2000, followed by 17 years with Citigroup, Inc. in various senior finance and chief financial officer roles in North America, Europe, and the Middle East from 2000 to 2017. He holds a Bachelor of Commerce Degree in Accounting from the University of Ottawa and is a Chartered Professional Accountant and Chartered Accountant certified by the Chartered Professional Accountants of Canada.
John M. Bonino. Mr. Bonino has been associated with the Bank and the Company as a consultant or employee since 1996. He was in a consultant capacity from 1996 to 2003, at which point he joined the Bank as President and Chief Operating Officer and the Company as Managing Director. In 2006 he returned to a consultant role and in 2009 resumed employment with the Bank and the Company as Senior Vice President of Corporate Development. He was then promoted to Executive Vice President in 2015, Chief Operating Officer in 2016, and became the Chief Legal Officer for both the Bank and the Company in 2018. Mr. Bonino’s prior positions include Executive Vice President, Chief Administrative and Financial Officer of Imperial Thrift and Loan, Senior Vice President of Wedbush, Noble, Cooke, Inc., Executive Vice President and Director of securities firm Bateman Eichler, Hill Richards, Inc., and Corporate Counsel of TransTechnology Corporation. Mr. Bonino is a graduate of the University of Southern California School of Business and Stanford Law School, and a member of the California State Bar.
CORPORATE GOVERNANCE AND BOARD MATTERS
Corporate Governance Guidelines
We are committed to sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. Our Board has adopted Corporate Governance Guidelines, which set forth the framework within which our Board, assisted by the committees of our Board, directs the affairs of our organization. The Corporate Governance Guidelines address, among other things, the composition and functions of our Board, director independence, compensation of directors, management succession and review, committees of our board of directors and selection of new directors. Our Corporate Governance Guidelines are available on our website at www.silvergate.com under the “Investor Relations” tab.
Director Qualifications
We believe that our directors should have the highest professional and personal ethics and values. They should have broad experience at the policy-making level in business, banking, real estate, or technology. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on boards of other companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all shareholders. When considering potential director candidates, our Board also considers the candidate’s character, judgment, diversity, skill set, specific business background and global or international experience in the context of our needs and those of the Board.
Director Independence
Under the rules of the New York Stock Exchange, independent directors must comprise a majority of our Board. The rules of the New York Stock Exchange, as well as those of the SEC, impose several other requirements with respect to the independence of our directors. Our Board has evaluated the independence of its members based upon the rules of the New York Stock Exchange and the SEC. Applying these standards, our Board has affirmatively determined that Messrs. Lempres, Frank, Campbell, Dircks, Colucci, Reed and Mses. Brassfield, Gupta, and Rettig are “independent directors” under the applicable rules of the New York Stock Exchange and the SEC. We have determined that Mr. Lane does not qualify as independent director because he is an executive officer of the Company and the Bank.

Director Diversity
As a publicly held corporation with its principal executive office located in California, the Company was required to have prior to the end of 2021 a minimum of three female directors, and a minimum of one director from an underrepresented community, and the Company has complied with these requirements. Prior to the end of 2022, the Company will be required to have at least two additional directors from underrepresented communities, and the Company plans to achieve compliance with this requirement on a timely basis.
Leadership Structure
The Boards of Directors of the Company and the Bank have eight regularly scheduled meetings for the year 2022. Our Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board of Directors, as the Board believes that it is in the best interests of our organization to make that determination from time to time based on the position and direction of our organization and the membership of our Board.
Currently, Mr. Lempres serves as Chairman of the Board of Directors of the Company and the Bank, while Mr. Lane is the Chief Executive Officer of both the Company and the Bank. We believe this structure (as opposed to combining the positions of chairman and chief executive officer) is appropriate for us for two primary reasons. First, having a separate Board chairman allows Mr. Lane to completely focus on his primary responsibilities which are implementing our strategic plans and managing the day-to-day operations of the Company and the Bank. Second, we believe that having the board chairman position separate from the Chief Executive Officer position allows the Boards of Directors to more effectively fulfill their obligation to oversee the management of the Company and the Bank.
Code of Business Conduct and Ethics
Our Board has adopted a Code of Business Conduct and Ethics that applies to all our directors and employees. This code provides fundamental ethical principles to which these individuals are expected to adhere and operates as a tool to help our directors, officers and employees understand the high ethical standards required for employment by, or association with, our Company. Our Code of Business Conduct and Ethics is available on our website at www.silvergate.com under the “Investor Relations” tab. Any amendments to our Code of Business Conduct and Ethics, or any waivers of its requirements, will be disclosed on our website, as well as by any other means required by New York Stock Exchange rules, including by filing a Current Report on Form 8-K.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee are or have been one of our officers or employees. In addition, none of our executive officers serve or have served as a member of the compensation committee or other Board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.
Risk Management and Oversight
Our Board oversees our risk management process, which is a company-wide approach to risk management that is carried out by our management. Our full Board determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While our full Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk within their specific area of concern. Our Board monitors capital adequacy in relation to risk. Pursuant to our Board’s instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board and its committees.
Communications with the Board and Annual Meeting Attendance
All interested parties who wish to contact our Board or an individual director may do so by writing to: Board of Directors, Silvergate Capital Corporation, 4250 Executive Square, Suite 300, La Jolla, CA 92037, Attention: Corporate Secretary. Interested parties who wish to communicate directly with the Lead Director of the Board or with the Company’s non-management directors as a group may do so by writing to the address listed above, but by addressing such communication to the attention of the Chair of the Nominating and Corporate Governance Committee. The letter should indicate if the author is a stockholder of Silvergate, and, if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Corporate Secretary and are then distributed to the Board or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The President and CEO, however, may directly respond at his discretion. If appropriate, the Corporate Secretary may (1) handle an inquiry directly, or (2) forward a communication for response by another employee of Silvergate. A copy of any such communication and response is forwarded to the Board at the next scheduled Board meeting. The Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.
The Board members are not required to attend our annual meetings of stockholders. However, all directors are encouraged to attend every annual meeting of stockholders as we believe that the annual meeting is an opportunity for stockholders to communicate directly with directors. If you would like an opportunity to discuss issues directly with the members of the Board, please consider attending this year’s Annual Meeting.
Environmental, Social and Governance (“ESG”)
The Company devoted significant resources to building out our ESG framework in 2021, including the development and implementation of a new ESG governance structure.
Protecting the Free Flow of Digital Currency
Bitcoin and other digital currencies have the potential to reshape the global financial system, but this fast-developing sector needs next-generation banking services that move at the speed of its users. Driven by intellectual curiosity and anchored by deep expertise in risk management, Silvergate brings the safeguards of legacy banking systems to the real time markets of the digital currency industry. As a Federal Reserve member bank and a California state-chartered commercial bank, Silvergate Bank employs strong governance and risk management controls as we provide 24/7 secure access to global digital currency markets.
Our Solutions
The Silvergate Exchange Network (SEN) allows digital currency exchanges and institutional investor clients to send U.S. dollars between their Silvergate accounts and the accounts of other Silvergate clients at any time, day or night, 365 days a year.
SEN Leverage provides secure, institutional-grade access to capital through U.S. dollar loans collateralized by bitcoin. Our stringent controls are designed to mitigate loss potential. In addition, we do not practice rehypothecation, meaning our custodial partners do not lend out our customers’ bitcoin.
Our Safeguards
Our capital adequacy and contingency planning policy protects depositors and shareholders by formalizing Board and senior management oversight of Silvergate’s capital reserves and risk infrastructure. Specifically, the Board mandates that the bank always maintains its status as a well-capitalized financial institution, as determined by applicable federal banking laws and regulations.
Our policies on information technology and information security ensure that we appropriately manage the risks of the technology and data upon which our business is based, and that we comply with all applicable regulations.
As our data privacy policy makes clear, Silvergate never sells or shares customers’ personal information with third-party marketers.
Our whistleblower policy demonstrates our commitment to honesty and integrity in all our operations. We provide a hotline and website through which employees can make anonymous reports, and we have a clearly defined process for investigating any reports.
Expanding Access to Financial Services
We believe that digital currencies offer unparalleled access to capital for the global underbanked, including those who live in unstable government regimes or lack access to traditional identify documentation. As a key player in the digital currency industry, we work to improve the systems that make digital currencies an essential part of the global financial system. Through every interaction with customers, regulators and industry peers, we aim to protect the free flow of digital currency, expand access to financial services and invest in our people and minimize environmental impact. In addition, we are in full compliance with the Community Reinvestment Act (“CRA”), which requires banks to help meet the credit needs of the communities where they do business.
•We collaborate with regulators as they establish policies and regulations that will allow safe, reliable access to digital currencies. In particular, we actively support the expanded use of U.S. dollar-backed stablecoins, which offer individuals and businesses access to a blockchain based payment medium whose value is tied to the U.S. dollar.
•We provide correspondent banking services to companies that are expanding access to the global financial system, such as microfinance lender Kiva and African payments firm Flutterwave. Our rigorous approach to risk management allows us to accurately assess the regulatory adherence of these firms, enabling them to expand access to the global financial system.
•We have provided financial support to the Human Rights Foundation’s Bitcoin Development Fund, which supports software developers who are making the bitcoin network more private, decentralized and resilient.
•We are deeply committed to strengthening the vitality of San Diego County, where we are headquartered and where many of our employees live. To that end, and following a detailed assessment of community needs, our CRA activities focus on sustained economic development, community services and affordable housing initiatives. We deliberately set demanding goals for our CRA activities, and in our most recent evaluation achieved a “satisfactory” rating from the Federal Reserve Bank of San Francisco.
Investing in our People and Minimizing Environmental Impact
Company Culture
Our Company’s core values guide the way we work together on behalf of our customers and the digital currency industry as a whole. They are:
•Challenge convention
•Cultivate awesome
•Do what’s right
•Empower people
•Exceed expectations
•Take ownership
Our employees’ high level of engagement demonstrates the strength of our culture and is particularly noteworthy given that the overwhelming majority of our employees work remotely. Unlike traditional banks, we have just one brick-and-mortar branch, located in our corporate headquarters. With only a few employees commuting to our single office, and by relying on expanded communications technology to connect with prospects, customers, partners and regulators (rather than domestic and international travel), we have significantly minimized the environmental footprint of our business activities as compared to many other financial institutions operating in market segments we serve. In addition, we have transitioned the majority of our customers to electronic or online statements rather than traditional paper statements, substantially reducing the environmental impact from paper waste. We are committed to continuous improvement in our business, including in our ESG efforts.
An Empowering Workplace
We strive to maintain a work environment that enables employees to advance new solutions, while working to help protect the planet. Our commitment to remote work minimizes environmental impact while also helping our employees lead healthier, happier lives. We aim to empower employees’ lives outside of work, with a strong benefits package as well as flexibility and support for parents and other caregivers.
Diversity and Inclusion
As our diversity and inclusion policy states, we strongly believe that a diverse workforce and an inclusive environment improve individual and organizational performance. We are proud of the diversity of thought, culture and background represented within Silvergate’s employees, and continually work toward enhancing our inclusive culture.

EMPLOYEE DEMOGRAPHICS(1)

54%	46%
Female	Male
________________________
(1)Data as of December 31, 2021.

Looking Ahead
We are committed to continuous improvement in our business, including in our ESG efforts. Our priorities for 2022 and beyond include:
•Further enhancing our payments experience, with a special focus on expanding our foreign exchange and digital payment capabilities.
•Continued growth of bitcoin collateralized lending.
•Continued compliance with California’s requirements for publicly held companies regarding board members from underrepresented communities.

COMMITTEES OF THE BOARD OF DIRECTORS
Our Board has established standing committees to assist the discharge of its responsibilities. These committees include the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Our Board also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents.

	Audit	Compensation	Nominating and Corporate Governance
Michael T. Lempres			X
Alan J. Lane
Karen F. Brassfield	Chair	X
Robert C. Campbell	X	Chair	X
Paul D. Colucci	X	X
Thomas C. Dircks	X		Chair
Dennis S. Frank
Aanchal Gupta(1)
Scott A. Reed			X
Rebecca Rettig(1)

Number of Meetings in 2021	9	6	5
________________________
(1)Mses. Gupta and Rettig were appointed to the Board on June 15, 2021 and March 11, 2022, respectively, without any committee assignments at such times.
Audit Committee. The members of our Audit Committee are Ms. Brassfield (Chair), and Messrs. Campbell, Colucci, and Dircks. Our Board has evaluated the independence of each of the members of our Audit Committee and has affirmatively determined that (1) each of the members of our Audit Committee is an “independent director” under the New York Stock Exchange rules, (2) each of the members satisfies the additional independence standards under applicable SEC rules for audit committee service, and (3) each of the members can read and understand fundamental financial statements. In addition, our Board has determined that each of Ms. Brassfield and Mr. Campbell is a financial expert and has the financial sophistication required by the rules of the New York Stock Exchange due to their experience and background. Our Board has also determined that each of Ms. Brassfield and Mr. Campbell satisfies the requirements established by the SEC for qualification as an “audit committee financial expert.”
The Audit Committee assists the Board in its oversight of the integrity of our financial statements, the selection, engagement, management and performance of our independent auditor that audits and reports on our consolidated financial statements, the performance of our internal audit function, the review of reports of bank regulatory agencies, monitoring management’s compliance with the recommendations contained in those reports and our compliance with legal and regulatory requirements related to our financial statements and reporting. Among other things, our Audit Committee has responsibility for:
•selecting and reviewing the performance of our independent auditor and approving, in advance, all engagements and fee arrangements;
•reviewing reports from the independent auditor regarding its internal quality control procedures and any material issues raised by the most recent internal quality-control or peer review or by governmental or professional authorities, and any steps taken to deal with such issues;
•reviewing the independence of our independent auditor and setting policies for hiring employees or former employees of our independent auditor and for audit partner rotation and independent auditor rotation in accordance with applicable laws, rules and regulations;
•resolving any disagreements regarding financial reporting between management and the independent auditor;
•overseeing our internal audit function;
•reviewing operating and control issues identified in internal audit reports, management letters, examination reports of regulatory agencies and monitoring management’s compliance with recommendations contained in those reports;
•meeting with management and the independent auditor to review the effectiveness of our system of internal controls and internal audit procedures, and to address any deficiencies in such procedures;

•monitoring management’s compliance with all applicable laws, rules and regulations;
•reviewing our earnings releases and reports filed with the SEC;
•preparing the Audit Committee report required to be included in our annual report by SEC rules;
•reviewing the adequacy and effectiveness of our accounting and financial controls, including guidelines and policies for assessing and managing our risk exposure;
•establishing and overseeing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;
•reviewing actions by management on recommendations of the independent auditors and internal auditors;
•reviewing and approving or ratifying related party transactions; and
•handling such other matters as are specifically delegated to the Audit Committee by our Board from time to time.
Our Audit Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Audit Committee is available on our website at www.silvergate.com under the “Investor Relations” tab.
Compensation Committee. The members of our Compensation Committee are Messrs. Campbell (Chairman), Colucci, and Ms. Brassfield. Our Board has evaluated the independence of each of the members of our Compensation Committee and has affirmatively determined that each of the members of our Compensation Committee meets the definition of an “independent director” under the New York Stock Exchange rules.
Our Board has also determined that each of the members of the Compensation Committee qualifies as a “nonemployee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”).
The Compensation Committee assists the Board in its oversight of our overall compensation structure, policies and programs and assessing whether such structure meets our corporate objectives, the compensation of our named executive officers and the administration of our compensation and benefit plans.
Among other things, our Compensation Committee has responsibility for:
•reviewing and determining, and recommending to the Board of Directors for its confirmation, the annual compensation, annual incentive compensation and any other matter relating to the compensation of our named executive officers; all employment agreements, severance or termination agreements, change in control agreements to be entered into between any executive officer and us; and modifications to our philosophy and compensation practices relating to compensation of our directors and management;
•reviewing and determining, and recommending to the Board of Directors for its confirmation, the establishment of performance measures and the applicable performance targets for each performance-based cash and equity incentive award to be made under any benefit plan;
•taking all actions required or permitted under the terms of our benefit plans, with separate but concurrent authority;
•reviewing, approving and administering each of our benefit plans, and performing such other duties and responsibilities as may be assigned to the Compensation Committee under the terms of such plans;
•reviewing with our Chief Executive Officer the compensation payable to employees other than the named executive officers, including equity and non-equity incentive compensation and other benefits and our total incentive compensation program envisioned for each fiscal year;
•consulting with our Chief Executive Officer regarding a succession plan for our executive officers, including our Chief Executive Officer, and the review of our leadership development process for senior management positions;
•reviewing the performance of our named executive officers;
•reviewing and discussing with management any compensation discussion and analysis included in our annual meeting proxy statements and any other reports filed with the SEC and determining whether or not to recommend to our Board that such compensation discussion and analysis be so included;
•preparing the Compensation Committee report required by SEC rules to be included in our annual report;
•overseeing the administration of our equity plans and other incentive compensation plans and programs and preparing recommendations and periodic reports to our Board relating to these matters;

•overseeing and making recommendations to the Board regarding the Company’s compliance with SEC rules and regulations regarding stockholder approval of certain executive compensation matters, including advisory votes on executive compensation and golden parachute compensation and approval of equity compensation plans;
•conducting an annual evaluation of the performance of the Compensation Committee and the adequacy of its charter and recommending to the Board any changes that it deems necessary; and
•handling such other matters as are specifically delegated to the Compensation Committee by our Board from time to time.
Our Compensation Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Compensation Committee is available on our website at www.silvergate.com under the “Investor Relations” tab.
Nominating and Corporate Governance Committee. The members of our Nominating and Corporate Governance Committee are Messrs. Dircks (Chairman) Campbell, Lempres, and Reed. Our Board has evaluated the independence of each of the members of our Nominating and Corporate Governance Committee and has affirmatively determined that each of the members of our Nominating and Corporate Governance Committee meets the definition of an “independent director” under the New York Stock Exchange rules.
The Nominating and Corporate Governance Committee assists the Board in its oversight of identifying and recommending persons to be nominated for election as directors and to fill any vacancies on the Board of the Company and each of our subsidiaries, monitoring the composition and functioning of the standing committees of the Board of the Company and each of our subsidiaries, developing, reviewing and monitoring the corporate governance policies and practices of the Company and each of our subsidiaries.
Among other things, our Nominating and Corporate Governance Committee has responsibility for:
•reviewing the performance of our Boards of Directors of the Company and each of our subsidiaries;
•identifying, assessing and determining the qualification, attributes and skills of, and recommending, persons to be nominated by our Board for election as directors and to fill any vacancies on the Boards of directors of the Company and each of our subsidiaries;
•reviewing the background, qualifications and independence of individuals being considered as director candidates, including persons proposed by our stockholders;
•reviewing and recommending to our Board each director’s suitability for continued service as a director upon the expiration of his or her term and upon any material change in his or her status;
•reviewing the size and composition of the Board of the Company and each of our subsidiaries as a whole, and recommend any appropriate changes to reflect the appropriate balance of required independence, knowledge, experience, skills, expertise and diversity;
•monitoring the function of our standing committees and recommending any changes, including the director assignments, creation or elimination of any committee;
•developing, reviewing and monitoring compliance with our corporate governance guidelines and the corporate governance provisions of the federal securities laws and the listing rules applicable to us;
•investigating any alleged violations of such guidelines and the applicable corporate governance provisions of federal securities laws and listing rules, and reporting such violations to our Board with recommended corrective actions;
•reviewing our corporate governance practices in light of best corporate governance practices among our peers and determining whether any changes in our corporate governance practices are necessary;
•considering any resignation tendered to our Board by a director and recommend the acceptance of such resignation if appropriate;
•considering questions of possible conflicts of interest involving directors, including operations that could be considered competitive with our operations or otherwise present a conflict of interest;
•overseeing our director orientation and continuing education programs for the Board;
•reviewing its charter and recommending to our Board any modifications or changes; and
•handling such other matters as are specifically delegated to the Nominating and Corporate Governance Committee by our Board from time to time.

Our Nominating and Corporate Governance Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Nominating and Corporate Governance Committee is available on our website at www.silvergate.com under the “Investor Relations” tab.
In carrying out its functions, the Nominating and Corporate Governance Committee develops qualification criteria for all potential nominees for election, including incumbent directors, Board nominees and stockholder nominees to be included in the Company’s future proxy statements. These criteria may include the following attributes:
•adherence to high ethical standards and high standards of integrity;
•sufficient educational background, professional experience, business experience, service on other Boards of Directors and other experience, qualifications, diversity of viewpoints, attributes and skills that will allow the candidate to serve effectively on the Board and the specific committee for which he or she is being considered;
•evidence of leadership, sound professional judgment and professional acumen;
•evidence the nominee is well recognized in the community and has a demonstrated record of service to the community;
•a willingness to abide by any published code of conduct or ethics for the Company and to objectively appraise management performance;
•the ability and willingness to devote sufficient time to carrying out the duties and responsibilities required of a director;
•any related party transaction in which the candidate has or may have a material direct or indirect interest and in which we participate; and
•the fit of the individual’s skills and personality with those of other directors and potential directors in building a board of directors that is effective, collegial and responsive to the needs of the Company and the interests of our stockholders.
The Nominating and Corporate Governance Committee also evaluates potential nominees for the Company’s Board to determine if they have any conflicts of interest that may interfere with their ability to serve as effective Board members and to determine whether they are “independent” in accordance with applicable SEC and New York Stock Exchange rules (to ensure that, at all times, at least a majority of our directors are independent). Although we do not have a separate diversity policy, the Nominating and Corporate Governance Committee considers the diversity of the Company’s directors and nominees in terms of knowledge, experience, skills, expertise and other factors that may contribute to the effectiveness of the Company’s Board. The Nominating and Corporate Governance Committee and the Board believe that it is important that the Board is adequately diverse and inclusive in various respects, and are particularly mindful of this need for diversity as candidates are considered to fill Board vacancies.
Prior to nominating or, if applicable, recommending an existing director for re-election to the Company’s Board, the Nominating and Corporate Governance Committee considers and reviews the following attributes with respect to each sitting director:
•attendance and performance at meetings of the Company’s Board and the committees on which such director serves;
•length of service on the Company’s Board;
•experience, skills and contributions that the sitting director brings to the Company’s Board;
•independence and any conflicts of interest; and
•any significant change in the director’s status, including with respect to the attributes considered for initial membership on the Company’s Board.
Board and Committee Meetings and Executive Sessions
Our Board held 12 meetings during fiscal year 2021. During fiscal year 2021, the Board had three separately designated standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.
In fiscal year 2021, each incumbent director attended at least 80% of the aggregate of (1) the total number of meetings of the Board (held during the period for which that person served as a director) and (2) the total number of meetings held by all committees of the Board on which that person served (held during the period served).

It is the Company’s policy that the independent directors of the Company meet in executive sessions without management at least once annually in conjunction with regularly scheduled Board meetings.

BENEFICIAL OWNERSHIP OF CLASS A COMMON STOCK
The following table sets forth information as of the Record Date relating to the beneficial ownership of Class A common stock by (i) publicly reported owners of 5% or more of our Class A common stock, (ii) each of our directors and executive officers named in the Summary Compensation Table (such executive officers are referred to herein as the “Named Executive Officers”); and (iii) all of our directors and executive officers as a group; and includes all shares of common stock that may be acquired within 60 days of the Record Date. The address of each of the persons named below is the address of the Company except as otherwise indicated.

Name	Number of Shares Beneficially Owned	Percent of Class Beneficially Owned
5% or More Stockholders
The Vanguard Group	2,605,254	8.24%
Blackrock, Inc.	1,871,537	5.92%

Directors, Director Nominees and Named Executive Officers
Alan J. Lane(1)	251,076	*
Thomas C. Dircks(2)	100,203	*
Paul D. Colucci(3)	61,661	*
Dennis S. Frank	50,000	*
Scott A. Reed	45,000	*
Karen F. Brassfield	13,298	*
Kathleen M. Fraher(4)	12,305	*
Michael T. Lempres	4,389	*
Benjamin C. Reynolds(5)	2,275	*
All Directors, Nominees and Named Executive Officers as a Group (12 Persons)	545,207	1.71%
________________________
*    Denotes less than 1%
(1)Includes 232,149 shares held by the Lane Family Trust, Alan Lane IRA and Alan Lane 401(k), and 18,927 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of April 11, 2022.
(2)Includes shares held by Dircks Family LLC, Dircks Family Foundation, and Charter Digital..
(3)Includes shares held in a custodial account for Mr. Colucci.
(4)Includes 708 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of April 11, 2022.
(5)Includes 2,580 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of April 11, 2022.

COMPENSATION OF NON-EMPLOYEE DIRECTORS
The table below summarizes the total compensation paid by the Company to those persons who served as our non-employee directors for the fiscal year ended December 31, 2021.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Michael T. Lempres	$92,973	$64,947	$157,919
Karen F. Brassfield	88,011	64,947	152,958
Robert C. Campbell	158,456	64,947	223,403
Paul D. Colucci	68,204	64,947	133,151
Thomas C. Dircks	75,500	64,947	140,447
Dennis S. Frank	93,939	64,947	158,886
Aanchal Gupta	37,736	64,947	102,683
Scott A. Reed	66,916	64,947	131,862
Colleen Sullivan	57,611	64,947	122,558
________________________
(1)These amounts reflect the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718, “Accounting for Stock Compensation.” (“ASC 718”). See Note 12 to the consolidated audited financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 regarding assumptions underlying valuation of equity awards.
For the year ended December 31, 2021, our directors who are not also our employees or employees of our subsidiaries, referred to as “outside directors,” received an annual retainer fee of $50,000 per director for their service on the Board of Directors. The annual retainer is paid quarterly in cash. No fees were paid for attending Board meetings.
Mr. Frank, as the Chairman of the Board prior to June 11, 2021 received a retainer of $21,027. Mr. Lempres, as Chairman of the Board for the balance of 2021, received a retainer of $24,973. Mr. Campbell, as the Lead Director prior to June 11, 2021, received a monthly retainer of $20,833 in lieu of the outside director’s annual retainer and all fees for his services on the committees of the Board of Directors; for the remainder of the year Mr. Campbell received quarterly retainers of $2,500 as Chair of the Compensation Committee and $4,500 as an Audit Committee member
Ms. Brassfield, as Chair of the Company’s Audit Committee, received a quarterly retainer of $7,500. The other members of the Audit Committee received a quarterly retainer of $4,500. The Chair of the Nominating and Corporate Governance Committee received a quarterly retainer of $1,875.
Mr. Frank, as Chairman of the Bank’s Directors Risk Committee prior to June 11, 2021, received a retainer of $13,352 and other directors on the committee, other than the Lead Director and Chief Executive Officer, received a quarterly retainer of $2,500 in cash. Mr. Reed, as Chairman of the Bank's Directors Risk Committee after June 11, 2021, received a retainer of $16, 648.
In addition, for the year ended December 31, 2021, our non-employee directors were each awarded 674 restricted stock units. The awards were granted on June 11, 2021 and vest fully on June 11, 2022. Vested shares will be delivered within thirty days following the vesting of the restricted stock units, when, subject to any trading restriction, the reporting person will receive the number of Class A Common Stock shares that corresponds to the number of restricted stock units that vest on the vesting date.

EXECUTIVE COMPENSATION
Our named executive officers for 2021 (or “NEOs”), who consist of our principal executive officer and the Company’s two other most highly compensated executive officers, are:
•Alan J. Lane, President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank;
•Kathleen M. Fraher, Chief Operating Officer of the Company and the Bank; and
•Benjamin C. Reynolds, Chief Strategy Officer of the Company and the Bank.

Summary Compensation Table
The following table sets forth a summary of certain information concerning the compensation paid by the Company for services rendered in all capacities during the fiscal years ended December 31, 2021 and 2020 to our named executive officers.

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation(2)	Total
Alan J. Lane	2021	$520,000	$—	$414,953	$413,651	$489,840	$45,982	$1,884,426
Chief Executive Officer and President of the Company and Chief Executive Officer of the Bank	2020	492,003	411,435	—	—	—	48,824	952,262
Kathleen M. Fraher	2021	350,002	—	112,380	112,094	241,781	31,761	848,018
Chief Operating Officer of the Company and the Bank	2020	345,010	166,898	—	—	—	30,482	542,390
Benjamin C. Reynolds	2021	340,018	—	637,162	137,057	241,781	32,230	1,388,248
Chief Strategy Officer of the Company and the Bank	2020	275,195	116,726	—	—	202,487	29,642	624,050
________________________
(1)The amounts reflect the aggregate grant date fair value of stock awards and options computed in accordance with ASC 718. See Note 12 to the consolidated audited financial statement contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 regarding assumptions underlying valuation of equity awards.
(2)“All Other Compensation” for the named executive officers is further described below.

Name	Year	401(k) Match	Health & Welfare	Other	Total
Alan J. Lane	2021	$7,250	$36,257	$2,475	$45,982
	2020	7,125	34,956	6,743	48,824
Kathleen M. Fraher	2021	7,250	23,236	1,275	31,761
	2020	7,125	22,722	635	30,482
Benjamin C. Reynolds	2021	7,250	22,505	2,475	32,230
	2020	6,879	20,928	1,835	29,642
Narrative Discussion of Summary Compensation Table
General. We have compensated our named executive officers through a combination of base salary, cash bonuses, equity awards and other benefits, including certain perquisites. Each of our named executive officers has substantial responsibilities relating to our day-to-day operations.
Base Salary. The Compensation Committee reviews and approves base salaries of our named executive officers. In setting the base salary of each named executive officer for the periods presented above, the Compensation Committee relied on market data provided by our human resources department and survey data from industry resources. The Compensation Committee also retains independent consultants as it deems appropriate. Salary levels are typically considered annually as part of our regularly scheduled performance review process and otherwise upon a promotion or other change in job responsibility.
Bonuses. Our named executive officers are also eligible to receive an annual cash incentive as a percentage of base salary based on our achievement of various metrics. In 2021, the Compensation Committee approved an annual cash incentive plan, the Silvergate Bank Annual Cash Incentive Plan for certain executives including the NEOs. This plan focuses on financial measures as well as strategic initiatives that are critical to the Company's growth and profitability. Performance goals and related incentive formulas are established by management and approved by the Compensation Committee on an annual basis. Incentives earned in 2021 under this plan are considered Non-Equity Incentive Plan Compensation due to the objective nature of the performance goals, whereas the incentives paid for 2020 in 2021 were classified as “bonuses.”

Equity Awards. In June 2018, our Board of Directors and shareholders adopted the Silvergate Capital Corporation 2018 Equity Compensation Plan (the “2018 Plan”), which permits the Compensation Committee, in its sole discretion, to grant various forms of incentive awards. Under the 2018 Plan, the Compensation Committee has the power to grant stock options, stock appreciation rights, or SARs, restricted stock and restricted stock units. We believe these awards to our executive officers help align the interests of management and our shareholders and reward our executive officers for improved Company performance.
Silvergate Bank 401(k) Plan. The Bank's 401(k) Plan is designed to provide retirement benefits to all eligible full-time and part-time employees of the Bank and the Company. The 401(k) Plan provides employees the opportunity to save for retirement on a tax-favored basis. Our named executive officers may elect to participate in the 401(k) Plan on the same basis as all other employees. We have elected a safe harbor 401(k) Plan and, as such, made an elective matching contribution quarterly up to 25% of deferrals to a maximum of the first 6% of the employee’s compensation contributed to the plan in 2019, and 50% of the first 5% of the employee's compensation contributed to the plan in 2020.
Health and Welfare Benefits. Our named executive officers are eligible to participate in the same benefit plans designed for all our full-time employees, including health, dental, vision, disability and basic group life insurance coverage. In addition, NEOs have supplemental long-term disability coverage. The purpose of our employee benefit plans is to help us attract and retain quality employees, including executives, by offering benefit plans like those typically offered by our competitors.
Perquisites. Our Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. For 2021, the NEOs received a remote working allowance and cell phone reimbursement, the aggregate value of which is reflected in the “other” category in the table above.
Other Policies and Practices
Share Ownership Guidelines. The Company’s Board of Directors believes that the Company’s Board and most senior executives (including its NEOs) should hold meaningful equity ownership positions in the Company, in part to align the NEOs’ interests with those of the Company’s shareholders. Accordingly, in March 2021, the Board of Directors adopted the share ownership guidelines set forth below.
Under the stock ownership guidelines, each NEO is required to hold shares of the Company’s stock as set forth below:
•The CEO shall hold five (5) times the value of his or her annual base salary in shares of the Company’s stock;
•The Chief Operating Officer, Chief Financial Officer, and Chief Strategy Officer shall hold three (3) times the value of his or her annual base salary in shares of the Company’s stock; and
•All other executive officers (designated as Section 16 officers) shall hold two (2) times the value of his or her base salary in shares of the Company’s stock.
To attain this ownership threshold, each NEO will have the longer of five (5) years from (i) the date of implementation of the share ownership guidelines (March 2021), or (ii) the date that an executive is designated a Section 16 officer. There shall be a holding period for 50% of a NEO’s net vested shares until the executive has met, and continues to meet, his or her applicable minimum holding requirement.
Compliance with the share ownership guidelines is evaluated annually and as of December 31, 2021 all executive officers are in compliance with the requisite thresholds.
Hedging and Pledging Policy. Consistent with our Board's belief that significant share ownership by directors and executive officers strengthens the alignment of their interests with our stockholders and promotes our long-term business objectives, we do not permit our directors and executive officers to enter into hedging and monetization transactions or to engage in short sale transactions in the Company's securities. We believe that such transactions can mitigate or eliminate the economic risk of ownership and disincentivize such individuals from seeking to improve the Company's performance and, consequently impair their alignment with our stockholders' interests.
We also do not permit our directors and executive officers to enter into pledging arrangements involving their shares of our common stock. We believe such arrangements present a risk that the individual could be pressured or forced to sell our stock to meet loan requirements, which we believe would be inconsistent with our belief in aligning their interests with long-term stockholder interests, and potentially could cause us reputational harm and violate internal policies regarding transacting in our stock when such person is aware of material nonpublic information or otherwise prohibited from trading in our stock.

Clawback Policy. The Compensation Committee believes that it is a compensation governance best practice and a reinforcement of the Company’s compensation philosophy to have in place a Clawback Policy, which calls for the recovery of incentive-based compensation awards (whether cash or equity) to the NEOs, other executive officers and other covered employees if the relevant performance measure upon which the award is based is restated in a manner that would reduce the size of an award. The Clawback Policy empowers the Compensation Committee to recover such excess compensation received during the three completed fiscal years preceding the date on which the Board of Directors determines an accounting restatement is required to be filed with the SEC to correct a material non-compliance with any financial reporting requirements under applicable securities laws.
Role of the Compensation Consultant and Independence. In 2021, the Compensation Committee retained the services of Pay Governance LLC (“Pay Governance”) as a compensation consultant to provide independent counsel and advice on compensation matters. Pay Governance provided the following services to the Compensation Committee in 2021:
•Reviewed the benchmarking approach, including recommending changes to the custom industry peer group
•Conducted a competitive market assessment of Silvergate’s executive compensation levels and structure, including an examination of market trends and best practices in the banking industry
•Advised on the design and structure of the incentive compensation programs for executives, including with respect to total cash compensation, equity compensation, assessment of perquisites, retirement benefits and bonuses for NEOs
•Administered the annual CEO performance evaluation on behalf of the Board of Directors
•Reviewed and recommended updates to the executive and broad-based severance plans
Pay Governance provides the Company with annual executive and director market assessments that include, but are not limited to, assessments of Silvergate’s financial performance and compensation programs relative to its peers and a review of equity compensation and Board and committee compensation. The annual executive and director compensation assessments provided by Pay Governance provide the Compensation Committee with a broad array of information from which to assess the competitiveness of our compensation programs and serve as a foundation for compensation decisions.
Pay Governance also attends Compensation Committee meetings upon request. While the Compensation Committee considers input from Pay Governance when making compensation decisions, the Compensation Committee’s final decisions reflect many factors and considerations.
The Compensation Committee annually reviews the independence of its compensation consultant. The Compensation Committee considered Silvergate’s relationship with Pay Governance, assessed the independence of Pay Governance pursuant to NYSE and Exchange Act rules, and concluded that there are no conflicts of interest that would preclude Pay Governance from independently representing the Compensation Committee.
Agreements with Named Executive Officers
We have entered into employment agreements with our President and Chief Executive Officer, Alan J. Lane, Chief Operating Officer, Kathleen M. Fraher, and Chief Strategy Officer, Benjamin C. Reynolds.
Executive Employment Agreement with Alan J. Lane
Effective August 7, 2020, the Company and the Bank entered into an employment agreement with Mr. Lane pursuant to which he serves as President and Chief Executive Officer of the Company and as Chief Executive Officer of the Bank. Under his employment agreement, Mr. Lane is entitled to an annual base salary of $492,003, subject to increase from time to time in the Company's sole discretion. Effective January 1, 2021, Mr. Lane's salary increased to $520,000. Mr. Lane is also eligible to receive an annual incentive bonus. The amount of the incentive bonus is based on the attainment of performance criteria established and evaluated by our Board, provided that the target annual bonus is equal to 75% of his base salary. In addition, Mr. Lane may be granted an annual long-term incentive benefit, comprised of restricted stock and options, subject to the terms and progressive vesting contained in the 2018 Plan. Mr. Lane is eligible to receive benefits under any employee benefit plans made available to senior executives including, but not limited to, retirement plans, supplemental retirement plans, medical, dental, disability, life insurance plans, and any other employee benefit plan or arrangement made available by the Company or the Bank to its senior executives.
In the event of the termination of Mr. Lane’s employment (i) by the Bank without “cause” or (ii) within twelve (12) months following a “change of control” by the Bank (or any successor in interest to the Bank that has assumed the Bank's obligation under his employment agreement) without “cause” or by Mr. Lane for “good reason”, in each case as such terms are defined in his employment agreement, Mr. Lane would be entitled to receive (A) twenty-four (24) months of base salary; (B) payment in full of the prorated target bonus due for the year in which he was terminated and any bonus due for the previously completed performance period (if not previously paid), subject to such payroll deductions and withholdings as are required by law; and (C) twenty-four (24) months of any health insurance benefits that Mr. Lane was receiving at the time of termination of his employment under a Bank employee health insurance plan subject to COBRA.
The payment of all such severance amounts and benefits is contingent upon Mr. Lane’s timely execution, and non-revocation of, a release of all claims in a form provided by the Company, and the continued observance of all post-termination obligations contained in the employment agreement.
Executive Employment Agreement with Kathleen M. Fraher
Effective August 7, 2020, the Company and the Bank entered into an employment agreement with Ms. Fraher pursuant to which she serves as Chief Operating Officer of the Company and the Bank. Under her employment agreement, Ms. Fraher is entitled to an annual base salary of $345,010, subject to increase from time to time in the Company's sole discretion. Effective January 1, 2021, Ms. Fraher's salary increased to $350,000. Ms. Fraher is also eligible to receive an annual incentive bonus. The amount of the incentive bonus is based on the attainment of performance criteria established and evaluated by our Board, provided that the target annual bonus is equal to 43% of her base salary, which incentive bonus shall be paid in cash. In addition, Ms. Fraher may be granted an annual long-term incentive benefit, comprised of restricted stock and options, subject to the terms and progressive vesting contained in the 2018 Plan. Ms. Fraher is eligible to receive benefits under any employee benefit plans made available to senior executives including, but not limited to, retirement plans, supplemental retirement plans, medical, dental, disability, life insurance plans, and any other employee benefit plan or arrangement made available by the Company or the Bank to its senior executives.
In the event of the termination of Ms. Fraher’s employment (i) by the Bank without “cause” or (ii) within twelve (12) months following a “change of control” by the Bank (or any successor in interest to the Bank that has assumed the Bank's obligation under her employment agreement) without “cause” or by Ms. Fraher for “good reason”, in each case as such terms are defined in her employment agreement, Ms. Fraher would be entitled to receive (A) twelve (12) months of base salary; (B) payment in full of the prorated target bonus due for the year in which she was terminated and any bonus due for the previously completed performance period (if not previously paid), subject to such payroll deductions and withholdings as are required by law; and (C) twelve (12) months of any health insurance benefits that Ms. Fraher was receiving at the time of termination of her employment under a Bank employee health insurance plan subject to COBRA
The payment of all such severance amounts and benefits is contingent upon Ms. Fraher’s timely execution, and non-revocation of, a release of all claims in a form provided by the Company, and the continued observance of all post-termination obligations contained in the employment agreement.
Executive Employment Agreement with Benjamin C. Reynolds
Effective August 7, 2020, the Company and the Bank entered into an employment agreement with Mr. Reynolds pursuant to which he serves as Chief Strategy Officer of the Company and the Bank. Under his employment agreement, Mr. Reynolds is entitled to an annual base salary of $281,008, subject to increase from time to time in the Company's sole discretion. Effective January 1, 2021, Mr. Reynold's salary increased to $340,017. Mr. Reynolds is also eligible to receive an annual incentive bonus. The amount of the incentive bonus is based on the attainment of performance criteria established and evaluated by our Board, provided that the target annual bonus is equal to 40% of his base salary, which incentive bonus shall be paid in cash. In addition, Mr. Reynolds may be granted an annual long-term incentive benefit, comprised of restricted stock and options, subject to the terms and progressive vesting contained in the 2018 Plan. Mr. Reynolds is eligible to receive benefits under any employee benefit plans made available to senior executives including, but not limited to, retirement plans, supplemental retirement plans, medical, dental, disability, life insurance plans, and any other employee benefit plan or arrangement made available by the Company or the Bank to its senior executives.
In the event of the termination of Mr. Reynolds’s employment (i) by the Bank without “cause” or (ii) within twelve (12) months following a “change of control” by the Bank (or any successor in interest to the Bank that has assumed the Bank's obligation under his employment agreement) without “cause” or by Mr. Reynolds for “good reason”, in each case as such terms are defined in his employment agreement, Mr. Reynolds would be entitled to receive (A) twelve (12) months of base salary; (B) payment in full of the prorated target bonus due for the year in which he was terminated and any bonus due for the previously completed performance period (if not previously paid), subject to such payroll deductions and withholdings as are required by law; and (C) twelve (12) months of any health insurance benefits that Mr. Reynolds was receiving at the time of termination of his employment under a Bank employee health insurance plan subject to COBRA
The payment of all such severance amounts and benefits is contingent upon Mr. Reynolds’s timely execution, and non-revocation of, a release of all claims in a form provided by the Company, and the continued observance of all post-termination obligations contained in the employment agreement.
Silvergate Capital Corporation 2018 Equity Compensation Plan
General. The 2018 Plan was adopted by our Board of Directors on June 4, 2018 and approved by our shareholders on June 22, 2018. The 2018 Plan will terminate on June 22, 2028. The 2018 Plan was designed to ensure continued availability of equity awards that will assist the Company in attracting, retaining and rewarding key employees and directors. The purpose of the 2018 Plan is to promote the growth and profitability of the Company by providing key employees and directors with incentive compensation opportunities in the form of stock options, SARs, restricted stock and/or restricted stock units, thereby aligning their interests with those of the Company’s shareholders.
Shares Available for Awards. At plan inception 1,596,753 shares of common stock, which includes any shares of common stock underlying awards that expire or are otherwise terminated or forfeited at any time after the effective date of the 2018 Plan, were available for issuance to participants (including individuals who may become participants due to acquisitions) under the 2018 Plan. Shares of common stock issued pursuant to the exercise of an award or applied to the satisfaction of any tax withholding obligation shall not become available for re-grant under the 2018 Plan. As of the Record Date, there were [ ] shares subject to outstanding options or other awards and [ ] shares available for issuance under the 2018 Plan.
Administration. The Compensation Committee administers the 2018 Plan. Among other powers, the Compensation Committee has full and exclusive power to interpret the 2018 Plan, grant awards, and to determine the number of shares of common stock that will be subject to the awards. The Compensation Committee may delegate to one or more of the directors or officers of the Company certain administrative duties or powers, including execution of award agreements described below.
Eligibility for Participation. The 2018 Plan is available to all directors of the Company and its subsidiaries and all officers and employees of the Company and its subsidiaries. Subject to the provisions of the 2018 Plan, the Compensation Committee has the authority to select from all eligible individuals those to whom awards are granted and to determine the nature and amount of each award.
Types of Awards. The Compensation Committee, in its sole discretion, may grant various forms of incentive awards, including stock options, SARs, restricted stock and restricted stock units. Each award will be reflected in an agreement between the Company and the relevant recipient and will be subject to the terms of the 2018 Plan, together with any other terms or conditions contained therein that are consistent with the 2018 Plan and that the Compensation Committee deems appropriate.
Stock Options. The Compensation Committee may grant stock options intended to qualify as incentive stock options, or ISOs, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, or so-called “nonqualified stock options” that are not intended to so qualify as incentive stock options, or NQSOs, or any combination of ISOs and NQSOs.
The Compensation Committee will determine the term of each option and the exercise price per share for options on the date of grant, provided that the exercise price of any option granted under the 2018 Plan can never be less than the fair market value of the underlying shares of common stock on the date of grant. The Compensation Committee may impose in an award agreement such restrictions on the shares deliverable upon exercise of a stock option as it deems appropriate, including that such shares will constitute “restricted shares” subject to restrictions on transfer.
Stock Appreciation Rights. The Compensation Committee will determine the period when SARs vest and become exercisable, as well as the fair market value of the shares of common stock underlying the SARs on the date of grant and the date of exercise. The exercise price of any SAR that is intended to be an exempt stock right under Section 409A of the Internal Revenue Code can never be less than the fair market value of the underlying share of common stock on the date of grant. A SAR may only be exercised when the fair market value of the underlying share of common stock exceeds the fair market value of the share on the grant date. Upon exercise of a SAR, the participant will receive an amount equal to the excess of the fair market value of the underlying share on the date of exercise over the fair market value on the date of grant.
Restricted Stock. An award of restricted stock involves the immediate transfer by the Company to the participant of a specific number of shares of common stock which are subject to a risk of forfeiture and a restriction on transferability. This restriction will lapse following a stated period of time. The participant does not pay for the restricted stock and has all the rights of a holder of a share of common stock of the Company (except for the restriction on transferability), including the right to vote and receive dividends unless otherwise determined by the Compensation Committee and set forth in the award agreement. Except as provided otherwise in an award agreement, if a participant’s employment with the Company or its subsidiaries is terminated for any reason at any time during which any portion of an award of restricted stock remains subject to restrictions, that portion will automatically be forfeited and returned to the Company.
Restricted Stock Units. An award of a restricted stock unit is like a restricted stock award, except that no shares are issued at the time of the grant. In addition, holders of restricted stock units will have no voting rights, but they may be entitled, if so determined by the Compensation Committee, to receive dividend equivalents. Upon the lapse of the restrictions related to a restricted stock unit, the participant is entitled to receive, without any payment to the Company, an amount equal to the fair market value of the shares of common stock represented by the restricted stock unit on the date of exercise. Except as otherwise provided in an award agreement, if a participant’s employment with the Company or its subsidiaries terminates for any reason at any time during which any portion of an award of a restricted stock unit remains subject to restrictions, that portion will automatically be forfeited and returned to the Company.
Repricings and Substitutions of Awards. Without the prior consent of our shareholders, outstanding stock options and SARs cannot be repriced, directly or indirectly. Subject to applicable law and the terms of the 2018 Plan, the Compensation Committee may: (i) modify, extend and renew awards to modify the terms of an award agreement, provided that no modification, extension or renewal may have the effect of lowering the exercise price of any award except for adjustments related to capitalization and other corporate changes as described above; and/or (ii) accept the surrender of awards granted under the 2018 Plan or under any other equity compensation plan of the Company and replace them with new awards pursuant to the 2018 Plan, so long as the substituted awards do not specify a lower exercise price than the surrendered awards. However, substituted awards may be of a different type than the surrendered awards, may specify a longer term than the surrendered awards and may contain other terms authorized by the 2018 Plan.
Amendment and Termination. Our Board of Directors may, at any time and from time to time and in any respect, terminate, amend or modify the 2018 Plan, including to ensure that the 2018 Plan and each award granted under the 2018 Plan comply with applicable law, regulations and stock exchange rules provided that no amendment (other than a capital adjustment) may adversely affect any outstanding award, without the written consent of the participant holding such outstanding award. Such termination, amendment or modification may be without shareholder approval except to the extent that such approval is required by the Internal Revenue Code, pursuant to the rules under Section 16 of the Exchange Act or under any other applicable laws, rules or regulations.
Change in Control. Unless the Compensation Committee determines otherwise, if a change in control (as defined in the 2018 Plan) occurs in which the Company is not the surviving corporation (or the Company survives only as a subsidiary of another corporation), all outstanding awards that are not exercised or paid at the time of the change in control will be assumed by, or replaced with awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation). The Compensation Committee will have the discretion to provide for full or partial vesting of awards upon a participant’s involuntary termination of employment or service that occurs due to a change in control, subject to the terms and conditions of a participant’s employment agreement, or if none, the award agreement. If the vesting of any such awards is based, in whole or in part, on the attainment of certain performance goals, the vesting of such awards may accelerate pro rata based on the portion of performance period completed as of the date of the termination or based on our actual performance based on a shortened performance period which extends through the end of the fiscal quarter immediately preceding the termination of employment or service.
In the event of a change in control, if all outstanding awards are not assumed by, or replaced with awards with comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Compensation Committee may take any of the following actions with respect to any or all outstanding awards, without the consent of any participant: (i) the Compensation Committee may determine that outstanding stock options and SARs will automatically accelerate and become fully exercisable, and the restrictions and conditions on outstanding stock awards, stock units, cash awards and dividend equivalents will immediately lapse; (ii) the Compensation Committee may determine that all or a portion of certain outstanding awards will terminate, upon notice to participants, and participants will receive a payment in settlement of awards in such amount and form as may be determined by the Compensation Committee; (iii) the Compensation Committee may require that participants surrender their outstanding stock options and SARs in exchange for a payment, in cash or stock as determined by the Compensation Committee, equal to the amount (if any) by which the fair market value of the shares of common stock subject to the unexercised stock option and SAR exceed the stock option exercise price or base price; and (iv) the Compensation Committee may terminate outstanding stock options and SARs after giving participants an opportunity to exercise the outstanding stock options and SARs. Such surrender, termination or payment will take place as of the date of the change in control or such other date as the Compensation Committee may specify. If the per share fair market value of our stock does not exceed the per share exercise price or base price, as applicable, we will not be required to make any payment to the participant upon surrender of the stock option or SAR.
Section 162(m) of the Internal Revenue Code. Under Section 162(m) of the Internal Revenue Code, the deduction for a publicly held corporation for otherwise deductible compensation to a “covered employee” is limited to $1 million per year. Previously, a covered employee included an employee who is either the chief executive officer or among the other three most highly compensated officers (other than the chief financial officer). However, because of a change to Section 162(m) of the Internal Revenue Code in the Tax Act, beginning in 2018 a covered employee includes any employee who was the chief executive officer or chief financial officer at any point during the applicable year, who was among the other three most highly compensated officers for the applicable year, or who was a covered employee in 2017 or any later year. In the case of a corporation that becomes a publicly held corporation through an initial public offering, the $1 million per year deduction limit does not apply during a limited “transition period” to any remuneration paid pursuant to a compensation plan that existed during the period in which the corporation was not publicly held, if the prospectus accompanying the initial public offering disclosed information concerning those plans that satisfied all applicable securities laws then in effect.
The Company intends to rely on the transition relief described in the immediately preceding paragraph for awards under our 2010 Equity Compensation Plan (the “2010 Plan”) and the 2018 Plan until the earliest of the four following events: (i) the expiration of the 2018 Plan; (ii) the material modification of the 2018 Plan; (iii) the issuance of all stock and other compensation that has been allocated under the 2018 Plan; or (iv) the 2023 meeting of the Company’s shareholders.
Silvergate Capital Corporation 2010 Equity Compensation Plan
Under the 2010 Plan, the Company is permitted to grant awards to eligible persons in the form of non-qualified stock options. The 2010 Plan reserved 730,784 shares of common stock for issuance and as of the Record Date, [ ] shares were subject to outstanding options issued pursuant to the 2010 Plan.
Awards granted under the 2010 Plan will remain exercisable pursuant to the terms and conditions set forth in individual award agreements and the 2010 Plan. The full purchase price of each share of stock purchased upon the exercise of any option plus any additional federal and state income taxes must be paid at the time of exercise of an option. In addition, the Committee in its discretion may make arrangements for the purchase price of an option by means of a cashless exercise procedure, including by means of a net exercise whereby the Company issues net shares and the remaining balance of the shares to satisfy the participant’s tax withholding obligations, or in the form of unrestricted shares of Company common stock already owned by the participant. The 2010 Plan provides for acceleration of exercise privileges of grants upon occurrence of a change in control of the Company. If a participant’s job is terminated for any reason, then all unvested awards expire at the date of termination. The 2010 Plan will remain in effect if any awards under it are outstanding; provided, however, that no awards may be granted after the 10-year anniversary of the effective date of the 2010 Plan. The Company generally reserves the right to amend or terminate the 2010 Plan at any time provided that such amendment does not materially impair the rights of a participant with respect to outstanding awards without such participant’s consent.
Outstanding Equity Awards at December 31, 2021
The following table sets forth, for each of the Named Executive Officers, information regarding unexercised options, stock that has not vested, and equity incentive plan awards outstanding at December 31, 2021.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)
Alan J. Lane	11/19/2019	16,314	16,314	(2)	$16.09	11/19/2029
	11/19/2019						5,546	(2)	$821,917
	2/26/2021	—	7,838	(3)	127.56	2/26/2031
	2/26/2021						3,253	(3)	482,095
Kathleen M. Fraher	11/19/2019	—	7,077	(2)	16.09	11/19/2029
	11/19/2019						2,406	(2)	356,569
	2/26/2021	—	2,124	(3)	127.56	2/26/2031
	2/26/2021						881	(3)	130,564
Benjamin C. Reynolds	11/19/2019	1,714	3,426	(2)	16.09	11/19/2029
	11/19/2019						1,164	(2)	172,505
	2/26/2021	—	2,597	(3)	127.56	2/26/2031
	2/26/2021						1,077	(4)	159,611
	2/26/2021						3,918	(3)	580,648
________________________
(1)Market value for awards was calculated using the closing price of $148.20 per share for our Class A Common Stock on December 31, 2021.
(2)These options and restricted stock units vest in two annual installments on November 19, 2022 and 2023.
(3)These options and restricted stock units vest in three annual installments on February 26, 2022, 2023, and 2024.
(4)These restricted stock units vest 50% on February 26, 2024 and 50% on February 26, 2025.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the compensation arrangements with directors and executive officers described in “Executive Compensation” above, the following is a description of transactions since January 1, 2020 to which we have been a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors (including nominees for election as directors), executive officers or beneficial holders of 5% or more of our capital stock, or their respective immediate family members or entities affiliated with them, had or will have a direct or indirect material interest.
Policies and Procedures Regarding Related Party Transactions
We have adopted written policies to comply with regulatory requirements and restrictions applicable to us, including Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors and principal shareholders).
In addition, our Board of Directors has adopted a written policy governing the approval of related party transactions that complies with all applicable requirements of the SEC and the New York Stock Exchange concerning related party transactions. A related party transaction is a transaction, arrangement or relationship or a series of similar transactions, arrangements or relationships in which the amount involved exceeds $120,000, in which we or the Bank participate (whether or not we or the Bank are a direct party to the transaction), and in which a related party had, has or will have a direct or indirect material interest. Our related parties include our or any of the Bank’s directors (including nominees for election as directors), executive officers, beneficial owners of 5% or more of our voting securities and immediate family members of any of the foregoing or any entity that any of them controls or in which any of them has a substantial beneficial ownership interest.
Our related party transaction policy is administered by our Audit Committee. This policy requires the Audit Committee to ensure that we maintain an ongoing review process for all related party transactions for potential conflicts of interest and requires that our Audit Committee pre-approve any such transactions or, if for any reason pre-approval is not obtained, to review, ratify and approve or cause the termination of such transactions. Our Audit Committee evaluates each related party transaction to determine whether the transaction is fair, reasonable and permitted to occur under our policy, and should be pre-approved or ratified. Relevant factors considered relating to any approval or ratification will include the benefits of the transaction to us, the terms of the transaction and whether the transaction will be or was on an arm’s-length basis and in the ordinary course of our business, the direct or indirect nature of the related party’s interest in the transaction, the size and expected term of the transaction and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards. At least quarterly, management provides our Audit Committee with information pertaining to related party transactions. Related party transactions entered into, but not approved or ratified as required by our policy concerning related party transactions, are subject to termination by us or the Bank, if so directed by our Audit Committee or our Board of Directors, considering factors deemed appropriate and relevant.
Ordinary Banking Relationships
Certain of our officers, directors and principal shareholders, as well as their immediate family members and affiliates, are customers of, or have or have entered into transactions with us in the ordinary course of business. These transactions include deposits, loans and other financial services-related transactions. Related party transactions are entered into in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. Any loans we originate with officers, directors or principal shareholders, as well as their immediate family members and affiliates, are approved by our Board of Directors in accordance with the Bank’s regulatory requirements.
As of December 31, 2021, our officers and directors as well as their immediate families and affiliated companies, as a group, were indebted directly and indirectly to us in the amount of $7.7 million, while deposits from this group totaled $0.5 million as of such date. As of December 31, 2021, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors and principal shareholders, as well as their immediate family members and affiliates.
Related Party Loan Agreements
On September 9, 2013 the Company entered into a loan agreement with Colco Enterprises LLC, which is in part owned by Paul Colucci, a director of the Company and the Bank, for a revolving line of credit in the maximum principal sum of $1,500,000. The maturity date of the loan was September 5, 2020 at which time the entire principal balance of the loan plus accrued interest is due and payable. The Bank provided a short-term extension of maturity date to December 5, 2020 followed by a longer term extension to December 5, 2023 with an increase of the credit line to $1,800,000. The variable interest rate on the loan is prime plus one and a half percent. During the year December 31, 2020, $0.5 million was advanced on the loan and interest paid was $3,733. During the year ended December 31, 2021, $2.4 million was advanced on the loan and interest paid was $31,333.
On October 29, 2018 the Company entered into three multi-family real estate loan agreements with Colco LLC, Pacific Coast Holdings LLC and Tri Arch Properties LLC, which are in part owned by Paul Colucci. The combined total of all three loans was $4,700,000. The loans mature on November 5, 2025 and have a fixed interest rate of 4.25% as of February 25, 2019. On November 15, 2021 the Company entered into an additional multi-family real estate loan agreement with Pacific Coast Holdings LLC for $3.0 million. The new loan matures on November 5, 2026 and has a fixed interest rate of 3.55%. For the year ended December 31, 2020, principal and interest paid on the loans were $81,690 and $191,844 respectively. For the year ended December 31, 2021, principal and interest paid on the loans were $93,547 and $199,583, respectively.
The Company believes that the terms of the line of credit and multi-family real estate loans within the Paul Colucci relationship are comparable to the terms of lines of credit and loans which the Company would offer to non-affiliated third-party borrowers.
Employment Arrangements
We currently employ certain immediate family members of our Chief Executive Officer, Alan Lane, in the following capacities: Chris Lane, the Bank’s Chief Technology Officer, is the son of our Chief Executive Officer; Tyler Pearson, the Bank’s Chief Risk Officer, is the son-in-law of our Chief Executive Officer; and Jason Brenier, the Bank’s Manager Correspondent Banking, is the son-in-law of our Chief Executive Officer. In accordance with the Bank's Anti-Nepotism

Policy, Mr. Lane does not directly supervise or evaluate the performance of these employees, and such employee relationships are annually reviewed to ensure no conflicts of interest arise because of the relationships between employees.
Consulting Services
The Bank currently engages SQ Risk Management Solutions LLC (“SQ Risk”) to perform consulting services related to information security, vendor management and third-party risk management programs. Jared Fraher, the husband of our Chief Operating Officer, Kathleen M. Fraher, is a 40% equity owner and manager of SQ Risk. The Bank has engaged SQ Risk since February 2018. The total amount paid by the Bank to SQ Risk for services in 2020 and 2021 was $147,085 and $147,741, respectively.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of the outstanding shares of common stock to file reports with the SEC disclosing their ownership of common stock at the time they become subject to Section 16(a) and changes in such ownership that occur during the year. Based solely on a review of copies of such reports furnished to us, or on written representations that no reports were required, we believe that all directors, executive officers and holders of more than 10% of the common stock complied in a timely manner with the filing requirements applicable to them with respect to transactions during the year ended December 31, 2021.

PROPOSAL 6: RATIFY THE APPOINTMENT OF CROWE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2022
Stockholders will also be asked to ratify the Audit Committee’s appointment of Crowe LLP (“Crowe”) to audit the books and accounts of the Company for the fiscal year ended December 31, 2022. Crowe has served as the Company’s independent registered public accounting firm since 2015.
A representative of Crowe is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.
Because your vote is advisory, it will not be binding upon the Audit Committee, overrule any decision made by the Audit Committee, or create or imply any additional fiduciary duty by the Audit Committee. The Audit Committee may, however, take into account the outcome of the vote when considering future auditor appointments.
Audit Fees and Services
The following table shows the fees paid or accrued by the Company for the audit and other services provided by Crowe during fiscal years 2021 and 2020:

Crowe LLP	2021	2020
Audit Fees	$747,250	$374,500
Audit-Related Fees	52,900	7,000
Tax Fees	130,743	101,653
All Other Fees	150,000	200,000
Total	$1,080,893	$683,153
Audit Fees incurred in fiscal year 2021 include fees related to professional services for the audit of the Company's annual consolidated financial statements, quarterly review of financial statements, audit of internal controls over financial reporting under the Sarbanes-Oxley Act of 2002 and the Federal Deposit Insurance Corporation Improvement Act (“FDICIA”) and audit services provided in connection with other statutory and regulatory filings. Audit fees in fiscal year 2020 include fees related to professional services for the audit of the Company's annual consolidated financial statements, quarterly review of financial statements, audit of internal controls over financial reporting under FDICIA and audit services provided in connection with other statutory and regulatory filings. Audit-Related Fees incurred in fiscal year 2021 and 2020 include agreed upon procedures for attestation services and fees in 2021 includes the fiscal year 2020 audit of the Silvergate Bank 401(k) Plan. Tax Fees include tax compliance, including the preparation, filing, and review of tax returns and tax consulting services. All Other Fees include fees for services that are not contained in the above categories and consists of fees for comfort letter and consent procedures related to Company's filing of registration statements on Form S-3ASR and Form S-8 for 2021. All Other Fees for 2020 include fees for comfort letter and consent procedures related to the Company’s filing of registration statements on Form S-3 and Form S-3ASR. The Audit Committee has reviewed summaries of the services provided and the related fees and has determined that the provision of non-audit services is compatible with maintaining the independence of Crowe.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee’s policy is to pre-approve all audit and permitted non-audit services, except that de minimis non-audit services, as defined in Section 10A(i)(1) of the Exchange Act, may be approved prior to the completion of the independent auditor’s audit. All of the 2021 and 2020 services described above were pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee has (i) reviewed and discussed our consolidated audited financial statements for fiscal year ended December 31, 2021 with our management; (ii) discussed with Crowe LLP, our independent registered public accounting firm, all matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and (iii) received the written disclosures and the letter from Crowe LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe LLP’s communications with the Audit Committee concerning independence, and discussed with Crowe LLP its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board that our consolidated audited financial statements for the year ended December 31, 2021 be included in our Annual Report on Form 10-K for the year ended December 31, 2021.
AUDIT COMMITTEE

By:	Karen F. Brassfield, Chair Robert C. Campbell, Paul D. Colucci, Thomas C. Dircks

ANNUAL REPORT TO STOCKHOLDERS
Our 2021 Annual Report has been made available to stockholders and is posted on our website at www.silvergate.com under the “Investor Relations” link. Additional copies of the 2021 Annual Report may be obtained without charge upon written request to Investor Relations, Silvergate Capital Corporation, 4250 Executive Square, Suite 300, La Jolla, California 92037.
The 2021 Annual Report shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).

STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING
Any stockholder desiring to present a proposal pursuant to Rule 14a-8 of the Exchange Act to be included in the definitive proxy statement and voted on by the stockholders at the 2023 annual meeting of stockholders must submit a written proposal, including all supporting information, to the Company at its principal executive offices no later than December 15, 2022, which is 120 days prior to the anniversary date that we released this Proxy Statement to our stockholders for the Annual Meeting, and must meet all other requirements for inclusion in the proxy statement. As provided in the Company’s

Articles, if a stockholder intends to present a proposal for new business to be considered at the 2023 annual meeting of stockholders but does not seek inclusion of the proposal in the Company’s proxy statement for that meeting, then such proposal, including all supporting information, must be delivered to and received by the Company at our principal executive offices not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. If a stockholder intends to present a nomination for director as provided in the Company’s Articles, then such nomination, including all supporting information, must be delivered to, or mailed and received at, the principal executive offices of the Company no later than April 11, 2023 (not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders). Proposals received by the Company outside of these timelines will be considered untimely. If a stockholder proposal is not timely received, then the proxies will be authorized to exercise discretionary authority with respect to the proposal.

OTHER BUSINESS
As of the date of this Proxy Statement, management does not know of any other matters that will be brought before the Annual Meeting requiring action of the stockholders. However, if any other matters requiring the vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with the discretion of management. The persons designated as proxies will also have the right to approve any and all adjournments of the Annual Meeting for any reason.

STOCKHOLDERS SHARING THE SAME ADDRESS
The SEC has adopted rules that permit companies and intermediaries (such as brokers, banks and other nominees) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of the Proxy Statement, the 2021 Annual Report and other proxy materials, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees.
Under applicable law, if you consented or were deemed to have consented, your broker, bank or other intermediary may send only one copy of the Proxy Statement, the 2021 Annual Report, and other proxy materials to your address for all residents that own shares of Company Class A common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other intermediary. If you are receiving multiple copies of the Proxy Statement, the 2021 Annual Report, and other proxy materials, you may be able to request householding by contacting your broker, bank or other intermediary. Upon written or oral request, we will promptly deliver a separate set of the Proxy Statement, the 2021 Annual Report or other proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. If you wish to request copies free of charge of the Proxy Statement, the 2021 Annual Report or other proxy materials, please send your request to Investor Relations, Silvergate Capital Corporation, 4250 Executive Square, Suite 300, La Jolla, California 92037 or call the Company with your request at (858) 362-6300.
By Order of the Board of Directors,

Michael T. Lempres
Chairman of the Board
April ___, 2022

APPENDIX A
ARTICLES OF AMENDMENT
OF
SILVERGATE CAPITAL CORPORATION
Silvergate Capital Corporation, a Maryland corporation (the “Corporation”), having its principal office in the State of Maryland at 2405 York Road, Suite 201, Lutherville Timonium, Maryland, 21093-2264, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Article 11.A of the Articles of Incorporation of the Corporation (the “Articles”), the Board of Directors has by the majority vote of all directors approved the amendments of Article 5, Article 7.B., Article 7.D., Article 7.E., and Article 11 of the Articles, which amendment was thereafter approved by the affirmative vote of the holders of at least two-thirds of the shares of the Corporation entitled to vote generally in an election of directors.

Text of Article 5. The amended Article 5 of the Corporation’s Articles is as follows:
A. Authorized Amount.
The Corporation shall be authorized to issue 160,000,000 shares of capital stock, of which (i) 150,000,000 shares shall be shares of Class A Common Stock, $0.01 par value (the “Common Stock”), and (ii) 10,000,000 shares shall be shares of Preferred Stock, $0.01 par value (the “Preferred Stock”).
B. Common Stock.
Except as provided in this Article 5 (or in any resolution or resolutions adopted by the Board of Directors pursuant hereto), the exclusive voting power shall be vested in the Common Stock, with each holder thereof being entitled to one vote for each share of such Common Stock standing in the holder's name on the books of the Corporation. Subject to any rights and preferences of any class of stock having preference over the Common Stock, holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Common Stock shall be entitled to receive pro rata the remaining assets of the Corporation after the holders of any class of stock having preference over the Common Stock have been paid in full any sums to which they may be entitled.
C. Preferred Stock
The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series the number of shares thereof, such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (1) subject to redemption at such time or times and at such price or prices; (2) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (3) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (4) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

Text of Article 7.B. The amended Article 7.B. of the Corporation’s Articles is as follows:
B. Classification and Term.
The directors elected prior to the 2024 annual meeting of the stockholders shall be divided into Class I, Class II and Class III, respectively. Each such class shall be as nearly equal in number as possible. Class I directors shall be elected at the annual meeting of stockholders to be held in 2022 for a one-year term, and they and any successors shall stand for re-election at the annual meeting of the stockholders to be held in 2023. Class II directors shall serve out the remainder of their current term, and they and any successors shall stand for re-election for a one-year term, along with the Class I directors, at the
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annual meeting of the stockholders to be held in 2023. Class III directors shall serve out the remainder of their current term, and they and any successors shall stand for re-election at the annual meeting of the stockholders to be held in 2024. At each annual meeting of stockholders, commencing with the annual meeting of the stockholders to be held in 2024, each director shall be elected for a one-year term, and, from that point forward, each director shall have a one-year term and shall hold office until his or her term expires at the next annual meeting of the stockholders and until his or her successor has been duly elected and qualified, subject to his or her earlier death, resignation or removal. So long as the Board of Directors is classified, if the number of directors is changed, any increase or decrease shall be apportioned among the classes in such a manner as the Board of Directors shall determine so as to maintain the number of directors in each class as nearly equal as possible; provided, however, that each director who is elected or appointed at or after the 2022 annual meeting of stockholders, but prior to the 2024 annual meeting of stockholders, to fill a vacancy opened by the departure of a director serving a classified term shall, upon his or her election by the stockholders to the Board of Directors at the next annual meeting following his or her original election or appointment, serve a term that expires at the later of (x) the expiration of such departed director’s term and (y) the date on which his or her successor is duly elected and qualifies.

Text of Article 7.D. The amended Article 7.D. of the Corporation’s Articles is as follows:
D. Vacancies.
Except as otherwise fixed pursuant to the provisions of Article 5 hereof relating to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, any vacancy in the number of directors, shall be filled by a majority vote of the directors then in office, whether or not a quorum is present, or by a sole remaining director, and any director so chosen shall hold office (a) if appointed prior to the 2024 annual meeting of stockholders, for the remainder of the full term of the class of directors in which the vacancy occurred, or (b) if appointed at or following the 2024 annual meeting of stockholders, for a term expiring at the next annual meeting of stockholders. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office. Directors shall continue in office until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal.

Text of Article 7.E. The amended Article 7.E. of the Corporation’s Articles is as follows:
E. Removal.
Subject to the rights of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office with or without cause at any time by the affirmative vote of not less than a majority of the total votes eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose. At least 30 days prior to such meeting of stockholders, written notice shall be sent to the director whose removal will be considered at the meeting

Text of Article 11. The amended Article 11 of the Corporation’s Articles is as follows:
A. Articles.
The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders herein are granted subject to this reservation. Except for section A of Article 5, which may be amended by the Board of Directors, no amendment, addition, alteration, change or repeal of these Articles of Incorporation shall be made unless it is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the directors then in office, and thereafter approved by the holders of a majority of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof.
B. Bylaws.
The Board of Directors or stockholders may adopt, alter amend or repeal the Bylaws of the Corporation. Such action by the Board of Directors shall require the affirmative vote of a majority of the directors then in office at any regular or special
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meeting of the Board of Directors. Such action by the stockholders shall require the affirmative vote of the holders of a majority of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof, provided that the affirmative vote of the holders of at least two-thirds of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof, shall be required to amend, adopt, alter, change or repeal any provision inconsistent with Article X of the Bylaws.

SECOND: The number of authorized shares of stock of the Corporation is not being changed by these Articles of Amendment.

THIRD: The amendment of Article 5, Article 7.B., Article 7.D., Article 7.E., and Article 11 of the Corporation’s Articles as hereinabove set forth has been duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by law.

FOURTH: The foregoing amendments shall be effective upon the acceptance for record by the Maryland Department of Assessments and Taxation of these Articles of Amendment.

FIFTH: The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

* * *

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this _____ day of ________, 2022.
SILVERGATE CAPITAL CORPORATION

____________________________________
Alan J. Lane, President and
Chief Executive Officer

ATTEST:

____________________________________
Judith M. Knowles, Secretary

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